                                                                     EXHIBIT 4.1
================================================================================


                      AMENDED AND RESTATED CREDIT AGREEMENT

                            DATED AS OF March 8, 2002

                                  By and Among

                                US UNWIRED INC.,

                                  as Borrower,

                                       and

                                  COBANK, ACB,

                      as Administrative Agent and a Lender,

                          FIRST UNION SECURITIES, INC.,

                     as Syndication Agent and a Co-Arranger,

                              THE BANK OF NEW YORK,

                      as Documentation Agent and a Lender,

                           BNY CAPITAL MARKETS, INC.,

                                as a Co-Arranger,

                           FIRST UNION NATIONAL BANK,

                                  as a Lender,

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                     as Co-Documentation Agent and a Lender,

                                       and

                      the other Lenders referred to herein

================================================================================

Credit Agreement/US Unwired Inc.


                                TABLE OF CONTENTS
                                -----------------

SECTION 1 AMOUNTS AND TERMS OF LOANS...........................................2

         1.1      Loans........................................................2

         1.2      Interest.....................................................4

         1.3      Notice of Borrowing, Conversion or Continuation of Loans.....7

         1.4      Fees and Expenses............................................7

         1.5      Payments.....................................................8

         1.6      Repayments and Reduction of Loans and Commitments and
                  Related Mandatory Repayments.................................9

         1.7      Voluntary Prepayments and Other Mandatory Repayments........12

         1.8      Application of Repayments; Payment of Breakage Fees, Etc....13

         1.9      Loan Accounts...............................................14

         1.10     Changes in LIBOR Rate Availability..........................14

         1.11     Capital Adequacy and Other Adjustments......................15

         1.12     Optional Prepayment/Replacement of Lender in Respect of
                  Increased Costs.............................................16

         1.13     Taxes.......................................................16

         1.14     Changes in Tax Laws.........................................17

         1.15     Term of This Agreement......................................18


SECTION 2 AFFIRMATIVE COVENANTS...............................................18

         2.1      Compliance With Laws........................................18

         2.2      Maintenance of Books and Records; Properties; Insurance.....18

         2.3      Inspection; Lender Meeting..................................19

         2.4      Legal Existence, Etc........................................20

         2.5      Use of Proceeds.............................................20

         2.6      Further Assurances; Notices of Acquisition of Realty and
                  Amounts in Deposit Accounts.................................20

         2.7      CoBank Patronage Capital....................................20

         2.8      Collateral Assignments of Material Contracts................21

         2.9      Year 2000 Preparation.......................................21

         2.10     Enforcement of Sprint Agreements............................21

                                       ii
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Credit Agreement/US Unwired Inc.


         2.11     Covenants of Unrestricted Subsidiaries......................21

         2.12     GA PCS Leasing..............................................21


SECTION 3 NEGATIVE COVENANTS..................................................23

         3.1      Indebtedness................................................23

         3.2      Liens and Related Matters...................................24

         3.3      Investments.................................................24

         3.4      Contingent Obligations......................................24

         3.5      Restricted Junior Payments..................................25

         3.6      Restriction on Fundamental Changes..........................25

         3.7      Restriction on Equity Issuance..............................26

         3.8      Disposal of Assets or Subsidiary Stock......................26

         3.9      Transactions with Affiliates................................27

         3.10     Management Fees and Compensation............................27

         3.11     Conduct of Business.........................................27

         3.12     Fiscal Year.................................................28

         3.13     Subsidiaries................................................28

         3.14     Sprint Agreements...........................................28

         3.15     Subordinated Debt Documents.................................28

         3.16     Preferred Stock Documents...................................28


SECTION 4 FINANCIAL COVENANTS AND REPORTING...................................29

         4.1      Indebtedness to POPs Ratio..................................29

         4.2      Minimum Monthly Revenues per Subscriber for PCS Companies...29

         4.3      Capital Expenditures for PCS Companies......................29

         4.4      Maximum Loss for PCS Companies..............................30

         4.5      Operating Cash Flow for Unwired Telecom.....................31

         4.6      Capital Expenditures for Unwired Telecom....................32

         4.7      Total Leverage Ratio........................................32

         4.8      Senior Debt Leverage Ratio..................................33

         4.9      Adjusted Quarterly Interest Coverage Ratio..................33

         4.10     Fixed Charge Coverage Ratio.................................33

         4.11     Pro Forma Debt Service Coverage Ratio.......................33

                                       iii
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Credit Agreement/US Unwired Inc.


         4.12     Financial Statements and Other Reports......................33

         4.13     Accounting Terms; Utilization of GAAP for Purposes of
                  Calculations Under Agreement................................36


SECTION 5 REPRESENTATIONS AND WARRANTIES......................................37

         5.1      Disclosure..................................................37

         5.2      No Material Adverse Effect..................................37

         5.3      Organization, Powers, Authorization and Good Standing.......37

         5.4      Compliance of Agreement, Loan Documents and Borrowings
                  with Applicable Law.........................................38

         5.5      Compliance with Law; Governmental Approvals.................38

         5.6      Tax Returns and Payments....................................38

         5.7      Environmental Matters.......................................39

         5.8      Financial Statements........................................39

         5.9      Intellectual Property.......................................39

         5.10     Litigation, Investigations, Audits, Etc.....................39

         5.11     Employee Labor Matters......................................40

         5.12     Employee Benefit Plans......................................40

         5.13     Communications Regulatory Matters...........................40

         5.14     Perfection and Priority.....................................41

         5.15     Solvency....................................................41

         5.16     Investment Company Act; Public Utility Holding Act..........41

         5.17     Certain Agreements and Material Contracts...................41

         5.18     Capitalization..............................................42

         5.19     Title to Properties.........................................42

         5.20     Year 2000 Compliance........................................42

         5.21     Incorporation of Representation and Warranties..............42


SECTION 6 EVENTS OF DEFAULT AND RIGHTS AND REMEDIES...........................42

         6.1      Event of Default............................................42

         6.2      Suspension of Commitments...................................46

         6.3      Acceleration................................................47

         6.4      Rights of Collection........................................47

                                       iv
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Credit Agreement/US Unwired Inc.


         6.5      Consents....................................................47

         6.6      Performance by Administrative Agent.........................47

         6.7      Set Off and Sharing of Payments.............................48

         6.8      Application of Payments.....................................48

         6.9      Adjustments.................................................48


SECTION 7 CONDITIONS TO LOANS.................................................49

         7.1      Conditions to Initial Loan..................................49

         7.2      Conditions to All Loans.....................................53

         7.3      Conditions to Term Loan B...................................53

         7.4      Conditions to GA PCS Acquisition............................56

         7.5      Conditions to IWO Acquisition...............................59


SECTION 8 ASSIGNMENT AND PARTICIPATION........................................60

         8.1      Assignments and Participations in Loans and Notes...........60

         8.2      Agents......................................................62

         8.3      Amendments, Consents and Waivers for Certain Actions........68

         8.4      Disbursement of Funds.......................................69

         8.5      Disbursements of Advances; Payments.........................69


SECTION 9 MISCELLANEOUS.......................................................70

         9.1      Indemnities.................................................70

         9.2      Amendments and Waivers......................................70

         9.3      Notices.....................................................71

         9.4      Failure or Indulgence Not Waiver; Remedies Cumulative.......72

         9.5      Marshaling; Payments Set Aside..............................72

         9.6      Severability................................................72

         9.7      Lenders' Obligations Several; Independent Nature of
                  Lenders' Rights.............................................72

         9.8      Headings....................................................72

         9.9      Applicable Law..............................................72

         9.10     Successors and Assigns......................................72

         9.11     No Fiduciary Relationship...................................73

                                        v
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Credit Agreement/US Unwired Inc.


         9.12     Construction................................................73

         9.13     Confidentiality.............................................73

         9.14     Consent to Jurisdiction and Service of Process..............73

         9.15     Waiver of Jury Trial........................................74

         9.16     Survival of Warranties and Certain Agreements...............74

         9.17     Entire Agreement............................................75

         9.18     Counterparts; Effectiveness.................................75


SECTION 10 DEFINITIONS........................................................75

         10.1     Certain Defined Terms.......................................75

         10.2     Other Definitional Provisions...............................94


                                       vi
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Credit Agreement/US Unwired Inc.


                                    SCHEDULES

     Schedule 2.8          Material Contracts to be Assigned
     Schedule 3.1(C)(4)    GA PCS Capital Leases
     Schedule 3.1(C)(5)    Texas Unwired Capital Leases
     Schedule 3.9          Transactions with Affiliates
     Schedule 3.10         Permitted Management Fees
     Schedule 5.3(A)       Jurisdiction of Organization
     Schedule 5.3(C)       Qualification to Transact Business
     Schedule 5.4          Governmental Approvals
     Schedule 5.10         Litigation, Etc.
     Schedule 5.11         Labor Matters
     Schedule 5.13(A)      License Information
     Schedule 5.17         Certain Agreements and Material Contracts
     Schedule 5.18         Capitalization
     Schedule 10.1(A)      Telecommunications Licenses
     Schedule 10.1(B)      Service Areas
     Schedule 10.1(C)      Lender Loan Commitments

                                    EXHIBITS

     Exhibit 1.3           Form of Notice of Borrowing/Conversion/Continuation
     Exhibit 4.12(C)       Form of Compliance Certificate
     Exhibit 10.1(A)       Form of Revolving Loan Promissory Note
     Exhibit 10.1(B)       Form of Term Loan A Promissory Note
     Exhibit 10.1(C)       Form of Term Loan B Promissory Note
     Exhibit 10.1(D)       Form of Incremental Term Loan Promissory Note


                                       vii
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Credit Agreement/US Unwired Inc.


                             INDEX OF DEFINED TERMS

     Defined Term                                     Defined in Section
     ------------                                     ------------------

     Accounting Changes                                     ss.4.13
     Adjusted Quarterly Interest Coverage Ratio             ss.10.1
     Adjustment Date                                        ss.10.1
     Administrative Agent                                   ss.10.1
     Affiliate                                              ss.10.1
     Affected Lender                                        ss.1.12
     Agents                                                 ss.10.1
     Agreement                                              ss.10.1
     Allocated Payment Amount                               ss.1.8
     Annualized Operating Cash Flow                         ss.10.1
     Applicable Commitment Fee Percentage                   ss.10.1
     Applicable Law                                         ss.10.1
     Asset Disposition                                      ss.10.1
     Available Revolving Loan Commitment                    ss.10.1
     Available Term Loan A Commitment                       ss.10.1
     Bankruptcy Code                                        ss.10.1
     Base Rate                                              ss.10.1
     Base Rate Loan                                         ss.10.1
     Base Rate Margin                                       ss.10.1
     Benefited Lender                                       ss.6.9
     Borrower                                               Preamble
     Borrower Pledge Agreements                             ss.10.1
     Breakage Fee                                           ss.1.4(C)
     Business Day                                           ss.10.1
     Calculation Period                                     ss.10.1
     Cameron Pledge Agreement                               ss.10.1
     Cash Equivalents                                       ss.10.1
     Certificate of Exemption                               ss.1.13(B)
     Co-Arranger(s)                                         ss.10.1
     Co-Documentation Agent                                 ss.10.1
     CoBank                                                 Preamble
     Collateral                                             ss.10.1
     Collateral Contract Assignments                        ss.10.1
     Command Connect                                        ss.10.1
     Communications Act                                     ss.10.1
     Compliance Certificate                                 ss.4.12(C)
     Contingent Obligation                                  ss.10.1
     Default                                                ss.10.1
     Documentation Agent                                    ss.10.1
     Draft S-4                                              ss.10.1
     EBITDA                                                 ss.10.1
     Electing Lender                                        ss.1.8

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Credit Agreement/US Unwired Inc.


     Environmental Laws                                     ss.10.1
     Event of Default                                       ss.6.1
     Excess Cash Flow                                       ss.10.1
     Facilities                                             ss.10.1
     FCC                                                    ss.10.1
     FDPA                                                   ss.2.2
     Federal Funds Rate                                     ss.10.1
     First Union's Prime Rate                               ss.10.1
     Fixed Charge Coverage Ratio                            ss.10.1
     Fixed Charges                                          ss.10.1
     Foreign Lender                                         ss.1.13(B)
     Funding Date                                           ss.7.2
     GAAP                                                   ss.10.1
     GA PCS                                                 ss.10.1
     GA PCS Acquisition                                     ss.10.1
     GA PCS Acquisition Agreement                           ss.10.1
     GA PCS Acquisition Merger Subsidiary                   ss.3.13
     GA PCS Leasing                                         ss.10.1
     GA PCS Pledge Agreement                                ss.10.1
     Governmental Approvals                                 ss.10.1
     Governmental Authority                                 ss.10.1
     Guarantors                                             ss.10.1
     Gulf Coast Wireless                                    ss.10.1
     Hedging Agreement                                      ss.10.1
     Hennings                                               ss.10.1
     Incremental Term Loan Commitments                      ss.1.1(D)
     Incremental Term Loan Facility                         ss.1.1(D)
     Incremental Term Loans                                 ss.1.1(D)
     Incremental Term Loan Notes                            ss.10.1
     Indebtedness                                           ss.10.1
     Indebtedness to POP Ratio                              ss.10.1
     Indemnitees                                            ss.9.1
     Intellectual Property Rights                           ss.5.9
     Interest Period                                        ss.1.2(C)
     Investment                                             ss.10.1
     IRC                                                    ss.10.1
     IWO                                                    ss.10.1
     IWO Acquisition                                        ss.10.1
     IWO Acquisition Merger Subsidiary                      ss.3.13
     LA Unwired                                             ss.10.1
     LA Unwired Pledge Agreement                            ss.10.1
     Lender(s)                                              ss.10.1
     Lender Addition Agreement                              ss.10.1
     Letter of Non-Exemption                                ss.1.13(B)
     LIBOR                                                  ss.10.1
     LIBOR Loans                                            ss.10.1

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Credit Agreement/US Unwired Inc.


     LIBOR Margin                                           ss.10.1
     Licenses                                               ss.10.1
     Lien                                                   ss.10.1
     Loan(s)                                                ss.10.1
     Loan Commitment(s)                                     ss.10.1
     Loan Documents                                         ss.10.1
     Material Adverse Effect                                ss.10.1
     Material Contracts                                     ss.10.1
     Mortgages                                              ss.10.1
     Negative Pledge Agreement                              ss.10.1
     Net Proceeds                                           ss.10.1
     Note(s)                                                ss.10.1
     Notice of Borrowing/Conversion/Continuation            ss.1.3
     Obligations                                            ss.10.1
     Omnibus Agreement                                      ss.10.1
     Operating Cash Flow                                    ss.10.1
     Original Closing Date                                  ss.10.1
     Original Credit Agreement                              Recitals
     PCS                                                    ss.10.1
     PCS Companies                                          ss.10.1
     PCS System                                             ss.10.1
     Permitted Encumbrances                                 ss.10.1
     Person                                                 ss.10.1
     Pinnacle                                               ss.3.1(C)(5)
     Pledge Agreements                                      ss.10.1
     POP                                                    ss.10.1
     Preferred Stock                                        ss.10.1
     Preferred Stock Documents                              ss.10.1
     Pro Forma Debt Service Coverage Ratio                  ss.10.1
     Pro Forma Interest Expense                             ss.10.1
     Pro Rata Share                                         ss.10.1
     Projections                                            ss.10.1
     PUC                                                    ss.10.1
     Realty                                                 ss.10.1
     Registration Rights Agreement                          ss.10.1
     Repayment/Prepayment Date                              ss.1.8
     Repayment/Prepayment Option Notice                     ss.1.8
     Replacement Lender                                     ss.1.12(A)
     Requisite Lenders                                      ss.10.1
     Restricted Junior Payment                              ss.10.1
     Restricted Subsidiaries                                ss.10.1
     Revenues per Subscriber                                ss.10.1
     Revolving Facility Expiration Date                     ss.10.1
     Revolving Loan(s)                                      ss.10.1
     Revolving Loan Commitment                              ss.10.1
     Revolving Loan Facility                                ss.10.1

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Credit Agreement/US Unwired Inc.


     Revolving Note(s)                                      ss.10.1
     SEC                                                    ss.4.12(H)
     Second Closing Date                                    ss.10.1
     Security Agreements                                    ss.10.1
     Security Documents                                     ss.10.1
     Security Interest                                      ss.10.1
     Senior Indebtedness                                    ss.10.1
     Senior Leverage Ratio                                  ss.10.1
     Special Purpose Subsidiary Funding Agreement           ss.10.1
     Service Areas                                          ss.10.1
     Sprint                                                 ss.10.1
     Sprint Agreements                                      ss.10.1
     Sprint Consent and Agreement                           ss.10.1
     Statement                                              ss.4.12(B)
     Subordinated Debt Documents                            ss.10.1
     Subordinated Note Indenture                            ss.10.1
     Subordinated Notes                                     ss.10.1
     Subscribers                                            ss.10.1
     Subsidiary                                             ss.10.1
     Subsidiary Guarantees                                  ss.10.1
     Subsidiary Guarantor                                   ss.10.1
     Syndication Agent                                      ss.10.1
     Tax Liabilities                                        ss.1.13(A)
     Term Loan A                                            ss.10.1
     Term Loan A Availability Expiration Date               ss.10.1
     Term Loan A Commitment                                 ss.10.1
     Term Loan A Facility                                   ss.10.1
     Term Loan A Note(s)                                    ss.10.1
     Term Loan B                                            ss.10.1
     Term Loan B Commitment                                 ss.10.1
     Term Loan B Facility                                   ss.10.1
     Term Loan B Maturity Date                              ss.10.1
     Term Loan B Note(s)                                    ss.10.1
     Texas Unwired                                          ss.10.1
     Total Lender Loan Commitment                           ss.10.1
     Total Leverage Ratio                                   ss.10.1
     Total Vendor Purchases                                 ss.10.1
     Unrestricted Subsidiaries                              ss.10.1
     Unwired Telecom                                        ss.10.1
     Vendor                                                 ss.10.1
     Vendor Guarantor                                       ss.10.1
     Vendor Guaranty                                        ss.10.1
     Warrants                                               ss.10.1
     Wireless System                                        ss.10.1
     Year 2000 Compliant                                    ss.5.20
     Year 2000 Problem                                      ss.5.20

                              AMENDED AND RESTATED
                              --------------------
                                CREDIT AGREEMENT
                                ----------------

         This AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is entered into as of March 8, 2002, among US UNWIRED INC., a Louisiana corporation ("Borrower"), COBANK, ACB (in its individual capacity ("CoBank")), in its capacity as Administrative Agent and as a Lender, FIRST UNION SECURITIES, INC., in its capacity as Syndication Agent and Co-Arranger, THE BANK OF NEW YORK, in its capacity as Documentation Agent and as a Lender, BNY CAPITAL MARKETS, INC., in its capacity as a Co-Arranger, FIRST UNION NATIONAL BANK, as a Lender, GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as Co-Documentation Agent and as a Lender, and such other Lenders as may become a party to this Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in Section 10.1 of this Agreement.

                                R E C I T A L S:
                                - - - - - - - -

         WHEREAS, Borrower and CoBank, in its capacity as Administrative Agent and as a Lender, First Union Securities, Inc. (then known as First Union Capital Markets Corp.), in its capacity as Syndication Agent and Co-Arranger, The Bank of New York, in its capacity as Documentation Agent and as a Lender, BNY Capital Markets, Inc., in its capacity as a Co-Arranger, First Union National Bank, as a Lender, and such other Lenders as have become a party thereto, entered in a Credit Agreement, dated as of October 1, 1999 (as heretofore amended, the "Original Credit Agreement"), extending the Revolving Credit Facility and the Term Loan A Facility to Borrower for the purposes of refinancing the then existing indebtedness of LA Unwired and Unwired Telecom, financing the construction of the Wireless System associated with the Service Areas, financing permitted capital contributions in Texas Unwired or a permitted intercompany loan to Texas Unwired, providing working capital financing for Borrower and the Restricted Subsidiaries, and providing funds for other general corporate purposes of Borrower and the Restricted Subsidiaries; and

         WHEREAS, Borrower and its Restricted Subsidiaries secured all of the Obligations under the Original Credit Agreement and Loan Documents entered into in connection therewith by granting to Administrative Agent, for the benefit of the Administrative Agent and Lenders, a first priority security interest in and lien upon substantially all of their then owned or thereafter acquired personal and real property; and

         WHEREAS, Borrower desires (i) that Lenders extend one or more additional term loan facilities to Borrower available to finance the construction and acquisition of the Wireless System associated with the Service Areas, including the GA PCS Acquisition, to provide working capital financing for Borrower and the Restricted Subsidiaries, and to provide funds for other general corporate purposes of Borrower and the Restricted Subsidiaries, and (ii) to make certain additional amendments to the Original Credit Agreement;

Credit Agreement/US Unwired Inc.


         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend and restate the Original Credit Agreement in its entirety as follows (provided, that this amendment and restatement shall not vitiate any consents granted by Lenders under the Original Credit Agreement):


                                    SECTION 1

                           AMOUNTS AND TERMS OF LOANS

         1.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Borrower, its Subsidiaries and Vendor Guarantor contained herein and in the other Loan
Documents:

                  (A) Term Loan A. Each Lender, severally and not jointly, agrees to lend to Borrower, during the period commencing on the date all conditions precedent set forth in Subsections 7.1 and 7.2 are satisfied or waived as provided herein and ending on the Term Loan A Availability Expiration Date, its Pro Rata Share of the Term Loan A; provided that the aggregate principal amount of the Term Loan A advanced may not exceed the Available Term Loan A Commitment. Amounts borrowed under this Subsection 1.1(A) that are repaid or prepaid may not be reborrowed. As of the date of this Agreement, the Term Loan A Commitment has been fully advanced, $50,000,000 in aggregate principal amount of the Term Loan A is outstanding and the Available Term Loan A Commitment is $0.

                  (B) Revolving Loans. Each Lender, severally and not jointly, agrees to lend to Borrower, during the period commencing on the date the entire Term Loan A Commitment and the Term Loan B Commitment have been advanced or terminated and all conditions precedent set forth in Subsections 7.1, 7.2 and 7.3 are satisfied or waived as provided herein and ending on the Business Day immediately preceding the Revolving Facility Expiration Date, its Pro Rata Share of each Revolving Loan; provided that at any one time the aggregate principal amount of all Revolving Loans outstanding may not exceed the Available Revolving Loan Commitment. Within the limits of the Available Revolving Loan Commitment and this Subsection 1.1(B), amounts borrowed under this Subsection 1.1(B) may be prepaid and reborrowed at any time prior to the Revolving Facility Expiration Date.

                  (C) Term Loan B. Each Lender, severally and not jointly, agrees to lend to Borrower, on the Second Closing Date, but no later than March 31, 2002, upon satisfaction or waiver as provided herein of all conditions precedent set forth in Subsections 7.2, 7.3 and 7.4, its Pro Rata Share of the Term Loan B; provided that the aggregate principal amount of the Term Loan B advanced may not exceed the Term Loan B Commitment. The Term Loan B shall be made by means of a single advance to Borrower. Amounts borrowed under this Subsection 1.1(C) that are repaid or prepaid may not be reborrowed.

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Credit Agreement/US Unwired Inc.


                  (D) Incremental Term Loan. Borrower and any one or more Lenders (including any Person not previously a Lender hereunder who executes and delivers a Lender Addition Agreement) may agree that such Lenders shall make an additional term loan facility available under this Subsection 1.1(D) (the "Incremental Term Loan Facility"; the commitments thereunder, the "Incremental Term Loan Commitments"; and the loans thereunder, the "Incremental Term Loans"). Such Incremental Term Loan Facility shall be documented by a supplement to this Agreement signed by Borrower and the Lenders providing the Incremental Term Loan Commitments. Notwithstanding the foregoing, (i) the aggregate principal amount of the Incremental Term Loan Facility shall not exceed the lesser of (a) $30,000,000 or (b) ten percent of the net book value of all assets of Borrower and the Restricted Subsidiaries as of the last day of the fiscal year preceding the year in which the Incremental Term Loan Commitments are established minus all releases during the fiscal year in which the Incremental Term Loan Commitments are established permitted pursuant to clause (b) of Subsection 8.2(I)(1); (ii) no Incremental Term Loan Commitment shall be established prior to January 1, 2003; (iii) the stated maturity date of the Incremental Term Loan Facility shall not be prior to the Term Loan B Maturity Date; (iv) the Incremental Term Loan Facility shall not have a weighted average life less than the Term Loan B; (v) the Incremental Term Loan Facility shall not contain covenants or events of default that are more restrictive than the covenants and Events of Default set forth in this Agreement; and (vi) after giving effect to the Incremental Term Loan Facility and the borrowings contemplated thereunder, no Default or Event of Default shall have occurred and be continuing and Borrower shall be in pro forma compliance with the financial covenants contained in Article 4. Lenders shall have no obligation, and shall have no right, to participate in Incremental Term Loan Facility.

                  (E) Notes. Borrower shall execute and deliver to each Lender a Term Loan Note, in the principal amount of such Lender's Pro Rata Share of the Term Loan A Commitment, a Term Loan B Note, in the principal amount of such Lender's Pro Rata Share of the Term Loan B Commitment, if and when applicable, an Incremental Term Loan Note, in the principal amount of such Lender's Pro Rata Share of the Incremental Term Loan Facility, and a Revolving Note, in the principal amount of such Lender's Pro Rata Share of the Revolving Loan Commitment.

                  (F) Advances. Loans will be made available by wire transfer of immediately available funds. Except as specifically provided in the following sentence, wire transfers will be made to such account or accounts as may be authorized by Borrower. Each Loan or portion of a Loan advanced to finance the purchase price of equipment or services purchased by Borrower from Vendor shall, subject to prior approval by Borrower of the related invoice and written authorization by Borrower to Administrative Agent to make the Loan or portion thereof, be paid directly by Administrative Agent to Vendor in accordance with payment instructions provided by Vendor to Administrative Agent, unless Vendor consents in writing to all or such portion of such Loan being paid to Borrower.

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Credit Agreement/US Unwired Inc.


         1.2      Interest.

                  (A) Interest Options. From the date each Loan is made, based upon Borrower's election at such time and from time to time thereafter (as provided in Subsection 1.3 and subject to the conditions set forth in such Subsection and Subsection 1.2 (C)), each Loan shall accrue interest as follows:

                           (1)      as a Base Rate Loan, at the sum of the Base
Rate plus the Base Rate Margin applicable to the Facility under which such Loan is made as such Base rate margin may be advised from time to time as provided in Subsection 1.2(B); or

                           (2)      as a LIBOR Loan, for the applicable Interest
Period (as defined in Subsection 1.2 (C)), at the sum of LIBOR plus the LIBOR Margin applicable to the Facility under which such Loan is made as such LIBOR Margin may adjusted from time to time during such Interest Period as provided in Subsection 1.2(B);

provided that the Incremental Term Loan Facility shall accrue interest as provided in the supplement to this Agreement documenting the Incremental Term Loan Facility.

Except as otherwise provided in Subsection 6.6, interest on all other Obligations shall accrue at the Base Rate plus 2.250% per annum.

                  (B) Applicable Margins. Initially, and continuing through the day immediately preceding the first Adjustment Date occurring after the first consecutive four (4) fiscal quarter period in which Borrower achieves positive Operating Cash Flow for such period, the applicable Base Rate Margin and LIBOR Margin for Loans made under the Term Loan A Facility and the Revolving Credit Facility shall be 2.250% and 3.500% per annum, respectively. Commencing on such Adjustment Date, the applicable Base Rate Margin and LIBOR Margin for Loans made under the Term Loan A Facility and the Revolving Credit Facility shall be for each Calculation Period the applicable per annum percentage set forth in the pricing table below opposite the Total Leverage Ratio of Borrower; provided, that effective upon the occurrence of an Event of Default and until such Event of Default is cured or waived the applicable Base Rate Margin and LIBOR Rate Margin for Loans made under the Term Loan A Facility and the Revolving Credit Facility shall be 2.250% and 3.500% per annum, respectively. The applicable Base Rate Margin and LIBOR Margin for Loans made under the Term Loan B Facility at all times shall be 3.00% and 4.00%, respectively.

                  For purposes of this Subsection 1.2(B), Operating Cash Flow and Total Leverage Ratio shall be calculated on a consolidated basis for Borrower and its Restricted Subsidiaries, but excluding any Unrestricted Subsidiary.

Credit Agreement/US Unwired Inc.


                PRICING TABLE FOR TERM LOAN A AND REVOLVING LOANS
                -------------------------------------------------


                =================================================

                    Total           Base Rate
                Leverage Ratio        Margin        LIBOR Margin
                -------------------------------------------------

                   ** 10.00:1            2.000%          3.250%


                ** 8.00:1*10.00:1        1.750%          3.000%


                ** 6.00:1*8.00:1         1.500%          2.750%


                ** 4.00:1*6.00:1         1.250%          2.500%

                     * 4.00:1            1.000%          2.250%
                =================================================


                  (C) Interest Periods. Each LIBOR Loan may be obtained for a one (1), two (2), three (3) or six (6) month period (each such period being an "Interest Period"). With respect to all LIBOR Loans:

                           (i)      the Interest Period will commence on the
date that the LIBOR Loan is made or the date on which any portion of the Base Rate Loan is converted into a LIBOR Loan, or, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

                           (ii)     if the Interest Period would otherwise
expire on a day that is not a Business Day, then it will expire on the next Business Day, provided, that if any Interest Period would otherwise expire on a day that is not a Business Day and such day is a day of a calendar month after which no further Business Day occurs in such month, such Interest Period shall expire on the Business Day next preceding such day;

                           (iii)    any Interest Period that begins on the last
Business Day of a calendar month or on a day for which there is no numerically corresponding day in the last calendar month in such Interest Period shall end on the last Business Day of the last calendar month in such Interest Period;

                           (iv)     no Interest Period shall be selected for any
Loan if, in order to make repayments required pursuant to Subsection 1.6 in connection with scheduled repayments or reductions of the applicable Loan Commitments pursuant to Subsection 1.6(A), repayment of all or any portion of such Loan prior to the expiration of such Interest Period would be necessary; and

                           (v)      no Interest Period for Loans under the Term
Loan A Facility and the Revolving Loan Facility shall extend beyond the date set forth in clause (iii) of the definition of the term "Revolving Facility Expiration Date" and no Interest Period for Loans under the Term

*  less than

** more than or equal to

Credit Agreement/US Unwired Inc.


Loan B Facility shall extend beyond the date set forth in clause (ii) of the definition of "Term Loan B Maturity Date."

                  (D) Calculation and Payment. Interest on all LIBOR Loans shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. The interest on the Base Rate Loan and all other Obligations and the amount of any fees set forth in Subsection 1.4 shall be calculated daily on the basis of a three hundred sixty-five or -six (365-6) day year for the actual number of days elapsed. The date of funding or conversion to a Base Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of any Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest; provided, if a Loan is repaid on the same day that it is made, one (1) day's interest shall be charged.

                  Interest accruing on the Base Rate Loan is payable in arrears on each of the following dates or events: (i) the last day of each calendar quarter, (ii) the repayment or prepayment of such Loan (or portion thereof) and
(iii) the later of the Term Loan B Maturity Date and, if applicable, the maturity date of the Incremental Term Loan Facility, whether by acceleration or otherwise. Interest accruing on each LIBOR Loan is payable in arrears on each of the following dates or events: (i) the last day of each calendar quarter, (ii) the last day of each applicable Interest Period, (iii) the repayment or prepayment of such Loan (or portion thereof) and (iv) the later of the Term Loan B Maturity Date and, if applicable, the maturity date of the Incremental Term Loan Facility, in either case whether by acceleration or otherwise.

                  (E) Default Rate of Interest. At the election of Administrative Agent or Requisite Lenders, after the occurrence of an Event of Default and for so long as it continues, all Loans and other Obligations shall bear interest at variable rates that are two percent (2.000%) in excess of the rates otherwise in effect, including, without limitation, rates in effect pursuant to the proviso in the second sentence of Subsection 1.2(B), with respect to such Loans and other Obligations.

                  (F) Excess Interest. Under no circumstances will the rate of interest chargeable be in excess of the maximum amount permitted by law. If any such excess interest is charged and paid in error, then the excess amount will be promptly refunded.

                  (G) Selection, Conversion or Continuation of Loans; LIBOR Availability. Provided that no Default or Event of Default has occurred and is then continuing, Borrower shall have the option to (i) select all or any part of a new borrowing to be a LIBOR Loan in a principal amount equal to $3,000,000 or any whole multiple of $500,000 in excess thereof, (ii) convert at any time all or any portion of the Base Rate Loan in a principal amount equal to $3,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Loans, (iii) upon the expiration of any Interest Period, convert all or any part of any LIBOR Loan into the Base Rate Loan, and (iv) upon the expiration of its Interest Period, continue any LIBOR Loan in a principal amount of $3,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Loans for such new Interest Period(s) as selected by Borrower. Each LIBOR Loan must

Credit Agreement/US Unwired Inc.


be made under either the Term Loan A Facility, the Term Loan B Facility, the Incremental Term Loan Facility or the Revolving Loan Facility, but may not be made under more than one Facility concurrently. During any period in which any Default or Event of Default is continuing, as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into the Base Rate Loan and the LIBOR option will not be available to Borrower until all Events of Default are cured or waived. Notwithstanding the foregoing, there may be no more than a total of six (6) Loans outstanding under the Facilities at any one time (including, as a single Loan, for purposes hereof all amounts under the Facilities accruing interest at the Base Rate).

         1.3      Notice of Borrowing, Conversion or Continuation of Loans.

                  Whenever Borrower desires to request a Loan pursuant to Subsection 1.1 or to convert or continue Base Rate or LIBOR Loans pursuant to Subsection 1.2(G), Borrower shall give Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit 1.3 (a "Notice of Borrowing/Conversion/Continuation"), (i) if requesting a borrowing of, conversion to or continuation of the Base Rate Loan (or any portion thereof), not later than 11:00 a.m. (Denver time), one (1) Business Day before the proposed borrowing, conversion or continuation is to be effective or (ii), if requesting a borrowing of, a conversion to or a continuation of a LIBOR Loan, not later than 11:00 a.m. (Denver time), three (3) Business Days before the proposed borrowing, conversion or continuation is to be effective. Each Notice of Borrowing/Conversion/Continuation shall specify (a) the Loan (or portion thereof) to be converted or continued and, with respect to any LIBOR Loan to be converted or continued, the last day of the current Interest Period therefor,
(b) the effective date of such borrowing, conversion or continuation (which shall be a Business Day), (c) the principal amount of such Loan to be borrowed, converted or continued, (d) the Interest Period to be applicable to any new LIBOR Loan, and (e) the Facility under which such borrowing, conversion or continuation is to be made. In the event Borrower fails to elect a LIBOR Loan upon any advance hereunder or upon the termination of any Interest Period, Borrower shall be deemed to have elected to have such amount constitute a portion of the Base Rate Loan.

         1.4      Fees and Expenses.

                  (A)      Commitment Fees.

                           (1)      Term Loan A Commitment Fee. From the Closing
Date through the Term Loan A Availability Expiration Date, Borrower shall pay Administrative Agent, for the benefit of all Lenders (based upon their respective Pro Rata Shares of the Term Loan A Commitment), a fee in an amount equal to (i) the Term Loan A Commitment less the average daily outstanding balance of Term Loans A during the preceding calendar quarter multiplied by (ii) the Applicable Commitment Fee Percentage. Such fee is to paid quarterly in arrears on the last day of each calendar quarter for such calendar quarter (or a portion thereof) with the final such payment due on the Term Loan A Availability Expiration Date.

                           (2)      Revolving Loan Commitment Fee. From the
Closing Date, Borrower shall pay Administrative Agent, for the benefit of all Lenders (based upon their

Credit Agreement/US Unwired Inc.


respective Pro Rata Shares of the Revolving Loan Commitment), a fee in an amount equal to (i) the Revolving Loan Commitment less the average daily outstanding balance of Revolving Loans during the preceding calendar quarter multiplied by
(ii) the Applicable Commitment Fee Percentage. Such fee is to be paid quarterly in arrears on the last day of each calendar quarter for such calendar quarter (or portion thereof), with the final such payment due on the Revolving Facility Expiration Date.

                  (B) Certain Other Fees. Borrower shall pay the fees specified in that certain letter agreement, dated October 6, 1999, among Borrower, certain of the Agents, First Union National Bank and the BNY Capital Markets, Inc., at such times and to such entities as specified in such letter agreement. Borrower shall pay the fees specified in that certain letter agreement dated, December 14, 2001, among Borrower and the Lead Arranger for the Term Loan B Facility, at such times and to such entities as specified in such letter agreement.

                  (C) LIBOR Breakage Fee. Upon any repayment or payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such repayment or prepayment and whether voluntary, mandatory, by acceleration or otherwise), Borrower shall pay Administrative Agent, for the benefit of all affected Lenders, an amount (the "Breakage Fee") equal to the amount of any losses, expenses and liabilities (including any loss (including interest paid) sustained by each such affected Lender in connection with the re-employment of such funds) that any such affected Lender may sustain as a result of the payment of such LIBOR Loan on such day.

                  (D) Expenses and Attorneys Fees. Borrower agrees to pay promptly all fees, costs and expenses (including those of attorneys) incurred by Administrative Agent in connection with (i) any matters contemplated by or arising out of the Loan Documents, and (ii) the continued administration of the Loan Documents, including any such fees, costs and expenses incurred in perfecting, maintaining, determining the priority of and releasing any security, any tax payable in connection with any Loan Documents and any amendments, modifications and waivers. In addition to fees due under Subsection 1.4(B), Borrower shall also reimburse on demand each of the Agents, First Union National Bank and BNY Capital Markets, Inc. for their respective out-of-pocket expenses (including reasonable attorneys' fees and expenses and syndication costs and expenses) incurred in connection with the transactions contemplated herein. Borrower agrees to pay promptly all fees, costs and expenses incurred by Administrative Agent and Lenders in connection with any action to enforce any Loan Document or to collect any payments due from Borrower. All fees, costs and expenses for which Borrower is responsible under this Subsection 1.4(D) shall be deemed part of the Obligations when incurred, payable upon demand and in accordance with the second paragraph of Subsection 1.5 and secured by the Collateral.

         1.5 Payments. All payments by Borrower of the Obligations shall be made in same day funds and delivered to Administrative Agent, for the benefit of Administrative Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Administrative Agent may from time to time designate:

Credit Agreement/US Unwired Inc.


              Account Number 3070-8875-4
              Federal Reserve Bank of Kansas City
              Reference: CoBank for the benefit of US Unwired Inc.

Borrower shall receive credit on the day of receipt for funds received by Administrative Agent by 11:00 a.m. (Denver time) on any Business Day. Funds received on any Business Day after such time shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be due on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

         Borrower hereby authorizes Lenders to make (but Lenders shall not be obligated to make) a Base Rate Loan under the Revolving Loan Facility, on the basis of their respective Pro Rata Shares of the Revolving Loan Facility, for the payment of interest, commitment fees and Breakage Fees. Prior to an Event of Default, other fees, costs and expenses (including those of attorneys) reimbursable pursuant to Subsections 1.4(A), 1.4(B) and 1.4(D) or elsewhere in any Loan Document may be debited to the Base Rate Loan under the Revolving Loan Facility after fifteen (15) days notice. After the occurrence of an Event of Default, any such other fees, costs and expenses may be debited to the Base Rate Loan under the Revolving Loan Facility without notice.

         To the extent Borrower or any Guarantor makes a payment or payments to Administrative Agent for the ratable benefit of Lenders or for the benefit of Administrative Agent in its individual capacity, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by Administrative Agent.

         1.6 Repayments and Reduction of Loans and Commitments and Related Mandatory Repayments.

                  (A) Scheduled Repayments and Reductions of Loans and Commitments.

                           (1)      Term Loan A. Commencing on June 30, 2003,
Borrower shall repay the aggregate outstanding principal balance of the Term Loan A on each date set forth below in the amount set forth opposite such date:

                                                             Quarterly Repayment
         Dates of Repayment                                        Amount
         ------------------                                  -------------------

         June 30, 2003, September 30, 2003 and                  $1,333,333.34
            December 31, 2003

         March 31, 2004, June 30, 2004, September 30,           $2,500,000.00
            2004, and December 31, 2004

         March 31, 2005, June 30, 2005, September 30,           $3,750,000.00
            2005, and December 31, 2005

         March 31, 2006, June 30, 2006, September 30,           $3,750,000.00
            2006, and December 31, 2006

         March 31, 2007, June 30, 2007 and September 30,        $2,000,000.00
            2007

                           (2)      Revolving Loan Commitment. Commencing on
June 30, 2002, the Revolving Loan Commitment shall be permanently reduced on each date shown below in an amount set forth opposite each such date:

                            Dates of                        Quarterly Amount of
                         Revolving Loan                        Revolving Loan
                     Commitment Reduction                   Commitment Reduction
                     --------------------                   --------------------

         June 30, 2002, September 30, 2002 and                  $1,333,333.34
            December 31, 2002

         March 31, 2003, June 30, 2003, September 30,           $2,000,000.00
            2003, and December 31, 2003

         March 31, 2004, June 30, 2004, September 30,           $2,000,000.00
            2004, and December 31, 2004

         March 31, 2005, June 30, 2005, September 30,           $6,000,000.00
            2005, and December 31, 2005

         March 31, 2006, June 30, 2006, September 30,           $6,000,000.00
            2006, and December 31, 2006

         March 31, 2007, June 30, 2007 and                      $4,000,000.00
            September 30, 2007

Credit Agreement/US Unwired Inc.


                           (3)      Term Loan B. Commencing on March 31, 2004,
Borrower shall repay the aggregate outstanding principal balance of the Term Loan B on each date set forth below in the amount set opposite such date:

                      Dates of Repayment                 Quarterly Repayment Amount
                      ------------------                 --------------------------

         March 31, 2004, June 30, 2004, September 30,           $   100,000
            2004, and December 31, 2004

         March 31, 2005, June 30, 2005, September 30,           $   100,000
            2005, and December 31, 2005

         March 31, 2006, June 30, 2006, September 30,           $   100,000
            2006, and December 31, 2006

         March 31, 2007, June 30, 2007, September 30,           $   100,000
            2007 and December 31, 2007

            March 31, 2008                                      $38,400,000

                           (4)      Incremental Term Loans. Borrower shall repay
the aggregate outstanding principal balance of the Incremental Term Loans as provided in the supplement to this Agreement documenting the Incremental Term Loan Facility.

                  (B) Reductions Resulting From Mandatory Repayments. The Revolving Loan Commitment also shall be permanently reduced to the extent and in the amount that Borrower is required, pursuant to Section 1.8, to apply mandatory repayments to be made pursuant to Subsection 1.7 (B), (C), (D), (E) or
(F) to the Revolving Loan Facility (whether or not any Revolving Loans are then outstanding and available to be repaid). All reductions provided for in this Subsection 1.6(B) shall be applied in inverse order to the scheduled reductions provided for in Subsection 1.6(A) and will result in the termination of the Revolving Loan Commitment prior to the date set forth in clause (iii) of the definition of the term "Revolving Loan Expiration Date."

                  (C) Voluntary Reduction of Revolving Loan Commitment. Borrower shall have the right, upon at least three Business Days' notice to Administrative Agent, to permanently reduce the then unused portion of the Revolving Loan Commitment. Each reduction shall be in a minimum amount of at least $1,000,000, or any whole multiple of $500,000 in excess thereof, and shall be applied as to each Lender based upon its Pro Rata Share. Notwithstanding the foregoing, no reduction shall be permitted if, after giving effect thereto and to any prepayment made therewith, the aggregate principal balance of the Loans then outstanding would exceed the Revolving Loan Commitment as so reduced. Each reduction pursuant to this Subsection 1.6(C) may be used as a one-time credit against the next succeeding scheduled reduction(s) required pursuant to Subsection 1.6(A). All amounts not so applied shall be applied in inverse order to

Credit Agreement/US Unwired Inc.


the scheduled reductions provided for in Subsection 1.6(A) and will result in the termination of the Revolving Loan Commitment prior to the date set forth in clause (iii) of the definition of the term "Revolving Loan Expiration Date."

                  (D) Mandatory Repayments. On the date of each Revolving Loan Commitment reduction provided for in this Subsection 1.6, Borrower shall repay Revolving Loans in an amount at least sufficient to reduce the aggregate principal balance of Revolving Loans then outstanding to the amount of the Revolving Loan Commitment as so reduced. If at any time the aggregate outstanding amount of Revolving Loans exceeds the Available Revolving Loan Commitment, Borrower shall repay Revolving Loans in an amount at least sufficient to reduce the aggregate principal balance of Revolving Loans then outstanding to the amount of the Available Revolving Loan Commitment, and until such repayment is made, Lenders shall not be obligated to make Loans. Any repayments pursuant to this Subsection 1.6(D) shall be applied in accordance with Subsection 1.8, and shall be accompanied by accrued interest on the amount repaid and any amount required pursuant to Subsection 1.4(C).

         1.7      Voluntary Prepayments and Other Mandatory Repayments.

                  (A) Voluntary Prepayment of Loans. Subject to the provisions of Section 1.8, at any time, with one day's notice, Borrower may prepay the Base Rate Loan, in whole or in part, without penalty. Subject to the provisions of Section 1.8, payment of the Breakage Fee pursuant to Subsection 1.4(C) and the notice requirement in the following sentences, at any time Borrower may prepay any LIBOR Loan, in whole or in part. Notice of any prepayment of a LIBOR Loan shall be given not later than 11:00 a.m. (Denver time) on the third Business Day preceding the date of prepayment. All prepayment notices shall be irrevocable. All prepayments shall be accompanied by accrued interest on the amount prepaid and any amount required pursuant to Subsection 1.4(C).

                  (B) Repayments from Excess Cash Flow. Within one hundred twenty (120) days after the end of each of its fiscal years, commencing with the fiscal year ending December 31, 2002, Borrower shall repay the Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow for such fiscal year. For the purposes of this Subsection 1.7(B), Excess Cash Flow shall be calculated on a consolidated basis for Borrower and its Restricted Subsidiaries, but excluding Unrestricted Subsidiaries. All such repayments shall be applied in accordance with Subsection 1.8.

                  (C) Repayments from Insurance Proceeds. Borrower shall repay the Loans in an amount equal to all Net Proceeds received by Borrower or any of its Restricted Subsidiaries which are insurance proceeds from any Asset Disposition to the extent that such proceeds are not reinvested in equipment or other assets that are used or useful in the business of Borrower or such Restricted Subsidiary, as applicable, within nine months of receipt by Borrower or such Restricted Subsidiary of such proceeds. All such repayments shall be applied in accordance with Subsection 1.8.

Credit Agreement/US Unwired Inc.


                  (D) Repayments from Equity Issuances. Immediately upon receipt of proceeds from the issuance of any ownership interests in Borrower or any rights to purchase any such interest (other than from the issuance of Management Equity Interests), Borrower shall repay the Loans in an amount equal to fifty percent (50%) of the amount of (i) such proceeds minus (ii) all fees, costs and expenses actually incurred in connection with such equity issuance; provided, however, that Borrower shall not be required to repay Loans from proceeds of the issuance of the Preferred Stock or of the permitted issuance of common stock in connection with the IWO Acquisition or the GA PCS Acquisition. All such repayments shall be applied in accordance with Subsection 1.8.

                  (E) Repayments from Debt Incurrence. Immediately upon receipt of proceeds from the incurrence of any additional Indebtedness, other than the Indebtedness described in Subsection 3.1(C), Borrower shall repay the Loans in an amount equal to the amount of (i) such proceeds minus (ii) all fees, costs and expenses actually incurred in connection with such debt incurrence. All such repayments shall be applied in accordance with Subsection 1.8.

                  (F) Repayments from Asset Dispositions. Immediately upon receipt by Borrower or any of its Restricted Subsidiaries of Net Proceeds other than insurance proceeds from any Asset Disposition, Borrower shall repay the Loans in an amount equal to such Net Proceeds; provided, however, that Borrower shall not be required to repay Loans from Asset Dispositions to the extent such Asset Dispositions are permitted pursuant to Subsection 3.8(i), (ii) or (iii), or from Asset Dispositions pursuant to Subsection 3.8(v), the Net Proceeds of which are reinvested by the Borrower or its Restricted Subsidiaries within three hundred sixty (360) days of receipt in PCS Assets used and useful in the business of the Borrower or its Restricted Subsidiaries. All such repayments shall be applied in accordance with Subsection 1.8.

         1.8 Application of Repayments; Payment of Breakage Fees, Etc. All repayments made pursuant to Subsections 1.7(B), (C), (D), (E) and (F) shall be applied first pro rata to Loans outstanding under the Term Loan A Facility, the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility, subject to the succeeding paragraph of this Subsection 1.8; and second to Loans outstanding under the Revolving Loan Facility. All repayments made pursuant to Subsection 1.7(A) shall be applied first to Loans outstanding under the Revolving Loan Facility and then pro rata to Loans outstanding under the Term Loan A Facility, the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility, subject to the succeeding paragraph of this Subsection 1.8. All repayments made pursuant to Subsections 1.6 and 1.7 shall first be applied to such of the applicable type of Loans as Borrower shall direct in writing and, in the absence of such direction, shall first be applied to the Base Rate Loan and then to such LIBOR Loans as Administrative Agent shall determine. All repayments and prepayments required or permitted hereunder shall be accompanied by payment of all applicable Breakage Fees and accrued interest on the amount repaid. All repayments and prepayments applied to Loans outstanding under the Term Loan A Facility, the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility shall be applied to principal installments in the inverse order of maturity.

Credit Agreement/US Unwired Inc.


                  Notwithstanding anything to the contrary in Subsection 1.7 or this Subsection 1.8, with respect to any repayment or prepayment described in Subsection 1.7 that is allocated to the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility (the "Allocated Payment Amount"), at any time when the Term Loan A or Revolving Loans remain outstanding, Borrower will, in lieu of applying automatically such amount to the repayment or prepayment of the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility, as provided in this Subsection 1.8, at least five Business Days prior to the date on which Borrower expects to make such repayment or prepayment, give Administrative Agent telephonic notice (promptly confirmed in writing) requesting that Administrative Agent prepare and provide each Lender with a Term Loan B Commitment and, if and when applicable, an Incremental Term Loan Commitment (each an "Electing Lender") a notice as described below (each a "Repayment/Prepayment Option Notice"). As promptly as practicable after receiving such notice from Borrower, Administrative Agent will send each Electing Lender a Repayment/Prepayment Notice which shall include an offer by Borrower to repay or prepay, as applicable, the portion of the Term Loan B Facility or, if and when applicable, the Incremental Term Loan Facility, as applicable, of such Electing Lender by an amount equal to such Electing Lender's Pro Rata Share of the Allocated Payment Amount on the date of the expected repayment or prepayment (each, a "Repayment/Prepayment Date"). Each Electing Lender shall give notice to Administrative Agent prior to the Repayment/Prepayment Date if it elects to accept all or a portion of such repayment or prepayment, and each Electing Lender which has not notified Administrative Agent of whether it elects to accept such repayment or prepayment shall be deemed to have accepted such repayment or prepayment. On the Repayment/Prepayment Date, (i) Electing Lenders that have not expressly rejected their Repayment/Prepayment Option Notice shall be repaid or prepaid the amount indicated in such Repayment/Prepayment Notice and (ii) first, the Term Loan A Facility and, second, Revolving Loan Facility shall be repaid and the Revolving Commitment shall be reduced in the amount of the portion of Allocated Payment Amount expressly rejected by Electing Lenders.

         1.9 Loan Accounts. Administrative Agent will maintain loan account records for (i) all Loans, interest charges and payments thereof, (ii) the charging and payment of all fees, costs and expenses and (iii) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lenders, provided that any failure by Administrative Agent to maintain such records shall not limit or affect Borrower's obligation to pay. During the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Administrative Agent shall have the continuing exclusive right to apply and reapply payments in any manner it deems appropriate.

         1.10 Changes in LIBOR Rate Availability. If with respect to any proposed Interest Period, Administrative Agent or any Lender (after consultation with Administrative Agent) determines that deposits in dollars (in the applicable amount) are not being offered to each Lender in the relevant market for such Interest Period, Administrative Agent shall forthwith give notice thereof to Borrower and Lenders, whereupon and until Administrative Agent notifies Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such type of LIBOR Loan shall be suspended.

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                  If the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for one or more Lenders to honor its obligations hereunder to make or maintain any LIBOR Loan, such Lender shall promptly give notice thereof to Administrative Agent, and Administrative Agent shall promptly give notice thereof to Borrower and all other Lenders. Thereafter, until Administrative Agent notifies Borrower that such circumstances no longer exist,
(i) the obligations of Lenders to make LIBOR Loans and the right of Borrower to convert any Loan or continue any Loan as a LIBOR Loan shall be suspended and
(ii) if any Lender may not lawfully continue to maintain a LIBOR Loan to the end of the then current Interest Period applicable thereto, such Loan shall immediately be converted to the Base Rate Loan.

         1.11     Capital Adequacy and Other Adjustments.

                  (A) If the introduction of or the interpretation of any law, rule, or regulation would increase the reserve requirement or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Administrative Agent, on behalf of all affected Lenders, shall submit a certificate to Borrower setting forth the amount and demonstrating the calculation of such increased cost. Borrower shall pay the amount of such increased cost to Administrative Agent for the benefit of the affected Lenders within fifteen (15) days after receipt of such certificate. Such certificate shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

                  (B) In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations here, Lead Arranger under, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Administrative Agent) pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

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         1.12     Optional Prepayment/Replacement of Lender in Respect of
Increased Costs. Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional costs as provided in Subsection 1.11, Borrower may, at its option, notify Administrative Agent and such Affected Lender of its intention to do one of the following:

                  (A) Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Administrative Agent. In the event Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and its obligations under the Loan Commitments to such Replacement Lender, provided that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment; or

                  (B) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Loan Commitments, in which case the Loan Commitments will be permanently reduced by the amount of such Pro Rata Share. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including all applicable Breakage Fees and such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the Loan Commitments. Any such prepayment pursuant to this Subsection 1.12(B) shall be applied in accordance with Subsection 1.8 and shall be accompanied by payment of all applicable Breakage Fees and accrued interest on the amount repaid.

         1.13     Taxes.

                  (A) No Deductions. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"), excluding, however, taxes imposed on the net income of a Lender or Administrative Agent. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or Administrative Agent, then, except as provided in Subsection 1.13(B), the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made.

                  (B) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall

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Credit Agreement/US Unwired Inc.


provide to Borrower and Administrative Agent (1) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption") or (2) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Administrative Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Administrative Agent.

                  If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Administrative Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding shall cease or be reduced, as appropriate, upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Administrative Agent.

         1.14 Changes in Tax Laws. In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Administrative Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority:

                           (i)      does or shall subject Administrative Agent
or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made hereunder, or change the basis of taxation of payments to Administrative Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Administrative Agent or such Lender); or

                           (ii)     does or shall impose on Administrative Agent
or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Administrative Agent or any such Lender of making or continuing any Loan, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Administrative Agent or such Lender, upon its demand, any additional amounts necessary to compensate Administrative Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by

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Administrative Agent or such Lender with respect to this Agreement or the other
Loan Documents. If Administrative Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Subsection 1.14, it shall promptly notify Borrower of the event by reason of which Administrative Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Administrative Agent or such Lender to Borrower and Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

         1.15 Term of This Agreement. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on the date set forth in clause (ii) of the definition of the term "Term Loan B Maturity Date." This Agreement shall remain in effect through and including, and shall terminate immediately after, the date on which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full, subject to Subsection 9.16.

                                    SECTION 2

                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply, and shall cause its Restricted Subsidiaries to perform and comply, with all covenants in this Section 2.

         2.1 Compliance With Laws. Borrower will (i) comply with and will cause its Restricted Subsidiaries to comply with the requirements of all Applicable Laws (including laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Restricted Subsidiaries are now or hereafter doing business, other than those laws, rules, regulations and orders the noncompliance with which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) obtain and maintain and will cause each of its Restricted Subsidiaries to obtain and maintain all licenses, qualifications and permits (including the Licenses) now held or hereafter required to be held by Borrower or any of its Restricted Subsidiaries, the loss, suspension or revocation of which or which the failure to obtain or renew could reasonably be expected to have a Material Adverse Effect. This Subsection 2.1 shall not preclude Borrower or any of its Restricted Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith and if adequate reserves therefor are maintained in conformity with GAAP.

         2.2 Maintenance of Books and Records; Properties; Insurance. Borrower will and will cause each of its Subsidiaries to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions. Borrower will and will cause each of its Restricted Subsidiaries to

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Credit Agreement/US Unwired Inc.


maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of the Borrower and its Restricted Subsidiaries, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will and will cause each of its Restricted Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers, public liability, property loss and damage and business interruption insurance with respect to its business and properties and the business and properties of Borrower and its Restricted Subsidiaries against loss and damage of the kinds customarily carried or maintained by corporations of established reputation engaged in the cellular telephone and wireless communications industry and in amounts acceptable to Administrative Agent and will deliver evidence thereof to Administrative Agent. If any part of the Collateral lies within a "special flood hazard area" as defined and specified by the Federal Emergency Management Agency (or other appropriate Governmental Authority) pursuant to the Flood Disaster Protection Act of 1973, as amended (the "FDPA"), and Administrative Agent or any Lender determines that flood insurance coverage is required to be obtained for such Collateral in order for Administrative Agent or such Lender to comply with the FDPA, Borrower shall or shall cause the applicable Subsidiary Guarantor to, obtain and maintain such flood insurance policies as Administrative Agent or such Lender reasonably requests so that Administrative Agent or such Lender shall be deemed in compliance with the FDPA and shall deliver evidence thereof to Administrative Agent or such Lender. Such policies of flood insurance shall be in form satisfactory to Administrative Agent or such Lender and shall be in an amount of at least the lessor of the value of such Collateral constituting buildings, structures or personal property located within the "special flood hazard area" or the maximum limit of coverage available under Applicable Law. Borrower will, and will cause each of the Subsidiary Guarantors to, cause Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to endorsements and assignments in form and substance reasonably satisfactory to Administrative Agent to be named, (i) as a lender loss payee in the case of casualty insurance,
(ii) as an additional insured in the case of all liability insurance, (iii) as assignee in the case of all business interruption insurance and (iv) as an additional insured in the case of all flood insurance. All insurance policies required hereunder shall (i) include effective waivers by the insurer of subrogation, (ii) provide that all insurance proceeds shall be adjusted with and paid to Administrative Agent and (iii) be non-cancelable as to Administrative Agent except upon thirty (30) days prior written notice given by the insurer to Administrative Agent.

         2.3 Inspection; Lender Meeting. Borrower will and will cause each of its Subsidiaries to permit any authorized representatives of any Lender (i) to visit and inspect any of the properties of Borrower and its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, (ii) for the purpose of determining or monitoring the value of the collateral, to obtain environmental audits or assessments (including soil samples) by an independent engineer of any Collateral constituting real estate or interests in real estate, and (iii) to discuss its and their affairs, finances and business with its and their officers, employees and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Borrower will and will cause each of its Subsidiaries to participate and will cause its and their key management personnel to participate in a meeting with Administrative Agent and Lenders at least once during

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Credit Agreement/US Unwired Inc.


each year, which meeting shall be held at such time and such place as may be reasonably requested by Administrative Agent.

         2.4 Legal Existence, Etc. Except as otherwise permitted by Subsection 3.6, Borrower will and will cause each of its Restricted Subsidiaries to at all times preserve and keep in full force and effect its legal existence and good standing and all rights and franchises material to its or their business.

         2.5 Use of Proceeds. Borrower will use the proceeds of the Loans solely for the purposes described in the recital paragraphs to this Agreement. No part of any Loan will be used to purchase any margin securities or otherwise in violation of the regulations of the Federal Reserve System.

         2.6 Further Assurances; Notices of Acquisition of Realty and Amounts in Deposit Accounts. Borrower will and will cause each of the Subsidiary Guarantors, from time to time, to execute and deliver all such additional and further acts, documents and instruments as Administrative Agent or any Lender reasonably requests to consummate the transactions contemplated hereby and to vest completely in and assure Administrative Agent and Lenders of their respective rights under this Agreement and the other Loan Documents, including such financing statements, documents, security agreements and reports to evidence, perfect or otherwise implement the security for repayment of the Obligations contemplated by the Loan Documents. Borrower will notify Administrative Agent in writing quarterly (in connection with providing Compliance Certificates pursuant to Subsection 4.12(c)) of (a) the acquisition (including by way of lease) by Borrower or any Subsidiary Guarantor of any Realty (and the cost thereof or annual rentals with respect thereto) during the preceding quarter and (b) all deposit, checking, savings, investment or similar accounts of Borrower and each Subsidiary Guarantor (including a summary of the use of such accounts and average balances), and will, from time to time as requested by Administrative Agent or Requisite Lenders, execute and deliver all such additional documents and instruments as Administrative Agent or Requisite Lenders may require pursuant to this Section 2.6 (including mortgages, title insurance policies, environmental audits, surveys, account control agreement and legal opinions).

         2.7 CoBank Patronage Capital. So long as CoBank is a Lender hereunder, Borrower will acquire non-voting participation certificates in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank's Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of participation certificates that Borrower may be required to purchase in CoBank in connection with the Loans may not exceed the maximum amount permitted by the Bylaws at the time this Agreement is entered into. The rights and obligations of the parties with respect to such participation certificates and any distributions made on account thereof or on account of Borrower's patronage with CoBank shall be governed by CoBank's Bylaws. Borrower hereby consents and agrees that the amount of any distributions with respect to its patronage with CoBank that are made in qualified written notices of allocation (as defined in 26 U.S.C. ss. 1388) and that are received by Borrower from CoBank, will be taken into account by Borrower at the stated dollar amounts whether the distribution is evidenced by a participation certificate or other form of written notice that such distribution has

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Credit Agreement/US Unwired Inc.


been made and recorded in the name of Borrower on the records of CoBank. CoBank's Pro Rata Share of the Loans and other Obligations due to CoBank shall be secured by a statutory first lien on all equity which Borrower may now own or hereafter acquire in CoBank. Such equity shall not, however, constitute security for the Obligations due to any other Lender. CoBank shall not be obligated to set off or otherwise apply such equities to Borrower's obligations to CoBank.

         2.8 Collateral Assignments of Material Contracts. On the Closing Date, Borrower shall and shall cause each Subsidiary Guarantor to execute and deliver to Administrative Agent, for the benefit of itself and all Lenders, Collateral Contract Assignments with respect to each of the Material Contracts listed on Schedule 2.8 and any purchase agreements or similar documents governing the GA PCS Acquisition and the IWO Acquisition as and when entered into by Borrower or any Restricted Subsidiary. Thereafter, Borrower shall and shall cause each Subsidiary Guarantor to, promptly execute and deliver to Administrative Agent, for the benefit of itself and all Lenders, all such Collateral Contract Assignments with respect to Material Contracts as Administrative Agent may request from time to time.

         2.9 Year 2000 Preparation. Borrower shall take all action necessary to assure that Borrower's and each Restricted Subsidiary's computer-based systems are able to operate and effectively process data including dates prior to, on and after January 1, 2000 (that is, be "Year 2000 compliant") and to implement the plan described in Subsection 5.20 in accordance with the timetable described in Subsection 5.20. Borrower shall use its best efforts to assure that its and its Restricted Subsidiaries' material third-party customers, suppliers and vendors develop and implement programs to be Year 2000 compliant. At the request of any Lender, Borrower shall provide such Lender assurance reasonably satisfactory to such Lender of Borrower's and its Restricted Subsidiaries' compliance with this Subsection 2.9. Borrower shall advise the Administrative Agent and the Lenders promptly of any reasonably anticipated Material Adverse Effect resulting from an inability of Borrower's and its Restricted Subsidiaries' or any third-party's computer-based systems to be Year 2000 compliant.

         2.10 Enforcement of Sprint Agreements. Borrower will diligently enforce and will cause its Restricted Subsidiaries diligently to enforce the obligations of Sprint under the Sprint Agreements.

         2.11 Covenants of Unrestricted Subsidiaries. Borrower will cause all Unrestricted Subsidiaries to comply with covenants set forth in Sections
4.05 and 4.09 of the Subordinated Note Indenture, without giving effect to any amendment, waiver or termination thereof unless Requisite Lenders shall have consented in writing to such amendment, waiver or termination.

         2.12     GA PCS Leasing.

                  (A) As promptly as practicable, and in any event with ninety (90) days after the Second Closing Date, Borrower shall cause GA PCS to transfer to GA PCS Leasing all Realty (including leasehold interests and licenses) owned or leased by GA PCS (including all tower and switching equipment sites), GA PCS Leasing to own or lease such Realty free and clear of all Liens other than Permitted Encumbrances, GA PCS to enter concurrently with such

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

Credit Agreement/US Unwired Inc.


transfer into a Special Purpose Subsidiary Funding Agreement with GA PCS Leasing satisfactory in form and substance to the Administrative Agent and Borrower and GA PCS and GA PCS Leasing to duly perform and comply with each such Special Purpose Subsidiary Funding Agreement.

                  (B) Unless otherwise approved by the Administrative Agent in writing, Borrower shall cause any Realty used after the Second Closing Date by GA PCS to only be acquired by GA PCS Leasing.

                  (C) Borrower shall cause GA PCS Leasing to (i) be a corporation, trust, limited liability company or any other type of entity reasonably acceptable to the Administrative Agent, (ii) comply with the provisions of the laws of its state of formation relating to corporations, limited liability companies or such other entities, as applicable, (iii) observe all customary formalities regarding its existence, (iv) accurately maintain its financial statements, accounting records, and other documents separate from those of its shareholders, members, partners, Affiliates, and any other Person,
(v) not commingle its properties with those of its shareholders, members, partners or Affiliates or any other Person, (vi) accurately maintain its own bank accounts and separate books of account, (vii) pay its own liabilities from its own separate assets, (viii) identify itself in all dealings with the public, under its own name or trade names and as a separate and distinct entity and not as being a division or a part of any other entity, (ix) not identify its shareholders, members or partners as being a division or part of GA PCS Leasing, provided that GA PCS Leasing may describe its status vis-a-vis its parent or ultimate parent entity, (x) be adequately capitalized in light of the nature of its business, (xi) not assume or guarantee the liabilities of its shareholders, members or partners, except any guaranty required by the Loan Documents, (xii) not acquire obligations or securities of its shareholders, members or partners (or any predecessor corporation, partnership or limited liability company), or any Affiliate with respect to its shareholders, members, or partners, (xiii) not make loans to its shareholders, members or partners (or any predecessor) or any Affiliate with respect to its shareholders, members or partners, and (xiv) lease, license or otherwise make available to GA PCS for use in its business all Realty held by GA PCS Leasing.

                  (D) Borrower will not permit GA PCS Leasing at any time to (x) transact any business or conduct or engage in any business or activity other than ownership or leasing of Realty, or (y) have any indebtedness, obligations or liabilities other than (i) under the Loan Documents, (ii) under its Special Purpose Subsidiary Funding Agreement, (iii) under any lease of Realty permitted hereby and for taxes incurred in the ordinary course of business which are incident to being the owner or lessee of such Realty and any related equipment, and (iv) franchise and corporate taxes incurred in the ordinary course of business in order for it to maintain its existence.

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                                    SECTION 3

                               NEGATIVE COVENANTS

         Borrower covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply with all covenants in this Section 3.

         3.1 Indebtedness. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to create, incur, assume, guaranty or otherwise become or remain liable with respect to any Indebtedness other than:

                  (A)      the Obligations;

                  (B)      Contingent Obligations permitted by Subsection 3.4;

                  (C)      the following Indebtedness:

                           (1)      the Subordinated Notes, in an amount not to
exceed the amount of such Notes necessary to be issued in order to result in Borrower receiving $225,000,000 in gross proceeds from the issuance thereof;

                           (2)      Indebtedness incurred by Borrower for the
purpose of financing the acquisition, construction and renovation of a headquarters building and associated rights in real estate, in a principal amount not to exceed $7,000,000;

                           (3)      Indebtedness of LA Unwired to the FCC in an
amount not to exceed $1,600,000;

                           (4)      Indebtedness of GA PCS in the form of
capital leases from SBA Properties, Inc., outstanding on the date hereof and not in excess of $500,000 in aggregate principal amount, as more fully set forth on
Schedule 3.1(C)(4) attached hereto;

                           (5)      Indebtedness of Texas Unwired in the form of
capital leases from Pinnacle Towers ("Pinnacle"), outstanding on the date hereof and not in excess of $8,000,000 in aggregate principal amount, as more fully set forth on Schedule 3.1(C)(5) attached hereto; and

                           (6)      Indebtedness of Unwired Telecom to John
Carson Key and Jerry Lynn Key, pursuant to that certain promissory note dated April 24, 1998, in an original principal face amount of $600,000; and

                  (D) Hedging Agreements entered into by Borrower with a Lender or an Affiliate of a Lender and relating to fixing or limiting interest rate obligations of Borrower under this Credit Agreement.

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Credit Agreement/US Unwired Inc.


         3.2      Liens and Related Matters.

                  (A) No Liens. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of Borrower or its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

                  (B) No Negative Pledges. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to enter into or assume any agreement (other than the Loan Documents and the Subordinated Debt Documents) prohibiting the creation or assumption of any Lien upon its or their properties or assets, whether now owned or hereafter acquired.

         3.3 Investments. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to make or own any Investment in any Person except:

                  (A) Borrower and the Restricted Subsidiaries may make and own Investments in Cash Equivalents; provided that such Cash Equivalents (other than deposit accounts in which no more than $50,000 is held overnight) are not subject to set off rights;

                  (B)      Investments by Borrower in LA Unwired and Unwired
Telecom;

                  (C)      Investments by LA Unwired in Texas Unwired;

                  (D) Investments by Borrower or LA Unwired in GA PCS, if the GA PCS Acquisition is consummated, such Investments to be in the form of cash (which shall not to exceed an aggregate amount equal to $60,000,000) and issuance of stock (which shall not exceed 6,000,000 shares) solely in connection with the acquisition of GA PCS;

                  (E) Investments by Borrower or LA Unwired in IWO, if the IWO Acquisition is consummated, such Investments to be in the form of issuance of stock (which shall not exceed 50,000,000 shares) solely in connection with the acquisition of IWO;

                  (F) Investments by Borrower or any of its Restricted Subsidiaries in Gulf Coast Wireless existing on the Closing Date that shall not, in the aggregate, exceed $13,000,000;

                  (G)      equities in CoBank, as set forth in Subsection 2.7;
and

                  (H) other Investments by Borrower and the Restricted Subsidiaries which shall not, in the aggregate for Borrower and the Restricted Subsidiaries, exceed $1,000,000.

         3.4 Contingent Obligations. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except those:

Credit Agreement/US Unwired Inc.


                  (A) resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                  (B) arising under indemnity agreements to title insurers in connection with mortgage title insurance policies in favor of Administrative Agent;

                  (C) arising with respect to customary indemnification obligations incurred in connection with permitted Asset Dispositions;

                  (D) incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $100,000 in aggregate liability;

                  (E)      arising with respect to the following Contingent
Obligations:

                           (1)      a guarantee by Borrower of Indebtedness of
Gulf Coast Wireless in the maximum principal amount of $5,000,000; provided that such guarantee is made pursuant to documentation containing terms and conditions reasonably satisfactory to Administrative Agent; and

                           (2)      guarantees by Unwired Telecom, LA Unwired,
Texas Unwired and, if the GA PCS Acquisition is consummated, GA PCS of the Subordinated Notes, which guarantees shall be subordinated as provided in the Subordinated Debt Documents; and

                  (F) incurred by GA PCS in connection with any leases of Realty by GA PCS Leasing as to which GA PCS has rights of use.

         3.5 Restricted Junior Payments. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to declare, order, pay, make or set apart any sum for any Restricted Junior Payment, including, without limitation, (i) payments with respect to any put, redemption or similar rights granted to the holders of the Preferred Stock or the Subordinated Notes, (ii) payments with respect to any purchase or repurchase options granted to the holders of the Subordinated Notes, or (iii) payments of "Liquidated Damages" as defined in the Registration Rights Agreement; provided, however, that Borrower may (a) make scheduled payments of cash interest on the Subordinated Notes and (b) so long as no Default or Event of Default has occurred or is continuing, repurchase, redeem or otherwise acquire or retire for value any Management Equity Interest if the aggregate price paid for all such repurchased, redeemed, acquired or retired Management Equity Interests does not exceed $2,000,000 in any fiscal year (any unused amount in any fiscal year commencing with the fiscal year ending December 1, 2000 may be carried forward to one or more future fiscal years for purposes of this exception).

         3.6 Restriction on Fundamental Changes. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to: (i) unless and only to the extent required by law, amend, modify or waive any term or provision of its articles of organization, partnership

Credit Agreement/US Unwired Inc.


agreement, operating agreement, management agreements, articles of incorporation, certificates of designations pertaining to preferred stock or by-laws, provided that in connection with the IWO Acquisition, Borrower may amend its articles of incorporation and bylaws as described in the Draft S-4; and provided, further, that Borrower may amend its articles of incorporation and bylaws to implement certain anti-takeover provisions as described in the Draft S-4; (ii) enter into any transaction of merger or consolidation, except any Subsidiary of Borrower (other than the Unrestricted Subsidiaries or any of their Subsidiaries) may be merged with or into Borrower or any wholly-owned Subsidiary of Borrower (excluding the Unrestricted Subsidiaries or any of their Subsidiaries), provided that Borrower or such wholly-owned Subsidiary of Borrower (excluding the Unrestricted Subsidiaries or any of their Subsidiaries) is the surviving entity, and except GA PCS Acquisition Merger Subsidiary may merge with GA PCS, with GA PCS as the surviving entity, to consummate the GA PCS Acquisition and IWO Acquisition Merger Subsidiary may merge with IWO, with IWO as the surviving entity, to consummate the IWO Acquisition; (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (iv) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person; provided, however, that Borrower or LA Unwired may consummate the GA PCS Acquisition subject to the conditions set forth in Subsection 7.4 and may consummate the IWO Acquisition subject to the conditions set forth in Subsection 7.5.

         3.7 Restriction on Equity Issuance. Borrower will not and will not permit any Restricted Subsidiary directly or indirectly to issue any capital stock or other equity interests in Borrower or any Restricted Subsidiary (other than the (i) Preferred Stock, (ii) the Warrants, (iii) capital stock issued upon the conversion or exercise of the Preferred Stock or Warrants pursuant to the terms of the Preferred Stock Documents, (iv) Management Equity Interests, (v) equity interests issued and outstanding on the date of this Agreement and reflected on Schedule 5.18 hereto, (vi) up to 6,000,000 shares of common stock of Borrower issued as consideration for the GA PCS Acquisition and up to 50,000,000 shares of common stock of Borrower issued as consideration for the IWO Acquisition, (vii) options and warrants issued or assumed by Borrower in connection with the IWO Acquisition (the "IWO-Related Options and Warrants"), and (viii) capital stock issued upon the conversion or exercise of the IWO-Related Options and Warrants pursuant to their terms as of the date of the IWO Acquisition.

         3.8 Disposal of Assets or Subsidiary Stock. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to: convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for (i) bona fide sales of inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business; (ii) fair market value sales of Cash Equivalents; (iii) dispositions among Borrower, LA Unwired, Unwired Telecom, Texas Unwired and, if the GA PCS Acquisition is consummated, GA PCS; (iv) dispositions by LA Unwired of Licenses not covering the Service Areas; or (v) all other Asset Dispositions if all of the following conditions are met: (a) the aggregate market value of assets (including such assets but excluding any assets sold pursuant to clauses
(i) through (iv) above inclusive) sold or otherwise disposed of in the immediately preceding 12-month period does not exceed $3,000,000

Credit Agreement/US Unwired Inc.


in the aggregate for Borrower and its Restricted Subsidiaries; (b) the consideration received is at least equal to the fair market value of such assets; (c) the sole consideration received is cash; (d) after giving effect to the sale or other disposition of such assets, Borrower, on a consolidated basis with the Restricted Subsidiaries as set forth in Section 4, but excluding all Unrestricted Subsidiaries, is in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended month for which information is available and Borrower is in compliance with all other terms and conditions contained in this Agreement; and (e) no Default or Event of Default then exists or shall result from such sale or other disposition.

         3.9 Transactions with Affiliates. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of Borrower or any Affiliate, except (i) as set forth on Schedule 3.9; (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or such Restricted Subsidiary and upon fair and reasonable terms which are fully disclosed to Lenders and are no less favorable to Borrower or such Restricted Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, provided that any transaction between Borrower or any of the Restricted Subsidiaries, on the one hand, and any of the Unrestricted Subsidiaries, on the other hand, shall be in writing and shall be subject to the prior written consent of Agents; or (iii) payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employees, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated. Notwithstanding the foregoing, upon the election of Administrative Agent or Requisite Lenders no payments may be made with respect to any items set forth in clauses (i) and (ii) of the preceding sentence upon the occurrence and during the continuation of a Default or Event of Default.

         3.10 Management Fees and Compensation. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to pay any management, consulting or other similar fees to any Person, except (i) fees paid by Borrower or any Restricted Subsidiary to Borrower or LA Unwired; provided, that prior to December 31, 1999, Borrower or LA Unwired may pay such fees to Unwired Telecom, and (ii) other management, consulting or similar fees as set forth on Schedule 3.10. Notwithstanding the foregoing, upon the election of Administrative Agent or Requisite Lenders no payments may be made with respect to any items set forth on Schedule 3.10 upon the occurrence and during the continuation of a Default or Event of Default.

         3.11 Conduct of Business. Borrower will not permit any of its Restricted Subsidiaries directly or indirectly to engage in any business other than businesses of owning, constructing, managing, operating and investing (subject to Subsection 3.3) in Wireless Systems. Borrower will not engage in any business other than the ownership of its Subsidiaries and provision of certain administrative services to its Subsidiaries, and shall acquire no equipment or other assets not reasonably associated with such ownership or provisions of such administrative services.

Credit Agreement/US Unwired Inc.


         3.12 Fiscal Year. Borrower will not and will not permit any of its Restricted Subsidiaries to change its fiscal year.

         3.13 Subsidiaries. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to establish, create or acquire any Subsidiary; provided, that (i) Borrower may create a single-purpose Subsidiary for the purpose of consummating the GA PCS Acquisition (the "GA PCS Acquisition Merger Subsidiary") and Borrower or LA Unwired may consummate the GA PCS Acquisition subject to the conditions set forth in Subsection 7.4 and (ii) Borrower or LA Unwired may create a single purpose Subsidiary for the purpose of consummating the IWO Acquisition (the "IWO Acquisition Merger Subsidiary") and Borrower or LA Unwired may consummate the IWO Acquisition subject to the conditions set forth in Subsection 7.5.

         3.14 Sprint Agreements. Borrower will not and will not permit LA Unwired or Texas Unwired or, if the GA PCS Acquisition is consummated, GA PCS to
(a) agree or enter into any amendment or termination of any of the Sprint Agreements or (b) exercise any of its or their elections or rights under Section 11 of the Management Agreements that are part of the Sprint Agreements.

         3.15     Subordinated Debt Documents.

                  (A) Borrower shall not amend or otherwise change the terms of any of the Subordinated Debt Documents. Borrower shall not make any payment which would not have been made in the absence of an amendment or change of terms of the Subordinated Debt Documents unless such amendment or change has been approved by the Requisite Lenders.

                  (B) Borrower shall deliver to Administrative Agent (i) a copy of each notice or other communication delivered by it or on its behalf to the trustee under the Subordinated Note Indenture, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such trustee, and (ii) a copy of each notice or other communication received by Borrower from any such trustee, such delivery to be made promptly after such notice or other communication is received by Borrower; provided that unless Administrative Agent or the Lenders shall so request, notices of or communications regarding amounts due and changes in interest rates which are provided to Borrower in the ordinary course by any such trustee shall not be required to be delivered to the Administrative Agent.

         3.16 Preferred Stock Documents. Borrower shall not amend or otherwise change the terms of any of the Preferred Stock Documents. Borrower shall promptly deliver to Administrative Agent a copy of each notice or other communication delivered by it (or on its behalf) or to it under the Preferred Stock Documents.

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

Credit Agreement/US Unwired Inc.


                                    SECTION 4

                        FINANCIAL COVENANTS AND REPORTING

         Borrower covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply with, and shall cause its Restricted Subsidiaries to perform and comply with, all covenants in this Section 4. For the purposes of this Section 4, all covenants calculated for Borrower shall be calculated on a consolidated basis for Borrower and its Restricted Subsidiaries, but excluding all Unrestricted Subsidiaries. For the purposes of this Section 4, all covenants for the PCS Companies shall be calculated on a combined basis for LA Unwired, Texas Unwired and, if the GA PCS Acquisition is consummated, GA PCS.

         4.1 Indebtedness to POPs Ratio. Commencing on the Original Closing Date, Borrower shall maintain at all times during each period set forth below a ratio of Indebtedness to POPs of not more than the ratio set forth opposite such period:

                             Period                           Ratio
                             ------                           -----

            Closing Date through June 30, 2000               30.0:1.0

            July 1, 2000 through December 31, 2000           37.0:1.0

            January 1, 2001 through June 30, 2001            42.0:1.0

            July 1, 2001 through December 31, 2001           45.0:1.0

            January 1, 2002 through December 31, 2002        52.0:1.0

            January 1, 2003 and thereafter                   55.0:1.0


         4.2 Minimum Monthly Revenues per Subscriber for PCS Companies. Commencing on the Original Closing Date, Borrower shall cause the PCS Companies, on a combined basis, to achieve for each fiscal quarter end occurring during each period set forth below, Revenues per Subscriber of at least the amount set forth opposite such period:

                                                             Revenues Per
                             Period                           Subscriber
                             ------                           ----------

            Closing Date through December 31, 1999                $36

            January 1, 2000 through December 31, 2000             $45

            January 1, 2001 and thereafter                        $47

         4.3 Capital Expenditures for PCS Companies. Commencing on the Original Closing Date, Borrower will not, prior to each date set forth below, permit the PCS Companies, on a combined basis, to make capital expenditures (excluding capital expenditures for which LA

Credit Agreement/US Unwired Inc.


Unwired or Texas Unwired expended the Net Proceeds (or the expenditures for which were reimbursed from the Net Proceeds) of the sale of towers permitted pursuant to that letter agreement among Borrower, Guarantors, Agents and Lenders dated as of December 2, 2000) for the period commencing January 1, 1999 and ending on each date set forth below in a cumulative amount that exceeds, in the aggregate for the PCS Companies, the amount set forth below opposite such date:

                                             Maximum Cumulative
                  Calendar Year Ending      Capital Expenditures
                  --------------------      --------------------

                   December 31, 1999            $ 70,000,000

                   December 31, 2000            $215,000,000

                   December 31, 2001            $260,000,000

         Commencing January 1, 2002, Borrower will not permit the PCS Companies, on a combined basis, to make annual capital expenditures for the calendar years set forth below in an amount for such year that exceeds the amount set forth below opposite such year:

                                               Maximum Annual
                  Calendar Year Ending      Capital Expenditures
                  --------------------      --------------------

                   December 31, 2002            $105,000,000

                   December 31, 2003            $ 40,000,000

         4.4 Maximum Loss for PCS Companies. Commencing December 31, 1999, Borrower shall cause the PCS Companies, on a combined basis, to achieve for each period of four consecutive fiscal quarters ending on fiscal quarter end set forth below, EBITDA for such period of not less than the amounts set forth below opposite such period end:

                     Four Fiscal
                   Quarters Ending                 Maximum EBITDA Loss
                   ---------------                 -------------------

                  December 31, 1999                   ($20,500,000)

                  March 31, 2000                      ($24,500,000)

                  June 30, 2000                       ($28,500,000)

                  September 30, 2000                  ($35,000,000)

                  December 31, 2000                   ($37,000,000)

                  March 31, 2001                      ($42,000,000)

                  June 30, 2001                       ($47,000,000)

Credit Agreement/US Unwired Inc.


                     Four Fiscal
                   Quarters Ending                 Maximum EBITDA Loss
                   ---------------                 -------------------

                  September 30, 2001                  ($50,000,000)

                  December 31, 2001                   ($54,000,000)

                  March 31, 2002                      ($37,000,000)

                  June 30, 2002                       ($28,000,000)

                  September 30, 2002                  ($17,000,000)

                  December 31, 2002                   ($ 7,000,000)

         4.5 Operating Cash Flow for Unwired Telecom. Commencing December 31, 1999, Borrower shall cause Unwired Telecom to achieve, on a stand alone basis (unconsolidated with any other Person), for each period of four fiscal quarters ending on the fiscal quarter end set forth below, Operating Cash Flow for such period of four fiscal quarters of not less than the amount set forth below opposite such fiscal quarter end:

                     Four Fiscal                   Minimum Operating
                   Quarters Ending                      Cash Flow
                   ---------------                      ---------

                  December 31, 1999                   $11,500,000

                  March 31, 2000                      $11,500,000

                  June 30, 2000                       $11,500,000

                  September 30, 2000                  $11,500,000

                  December 31, 2000                   $ 7,000,000

                  March 31, 2001                      $ 6,500,000

                  June 30, 2001                       $ 5,500,000

                  September 30, 2001                  $ 5,000,000

                  December 31, 2001                   $ 4,500,000

                  March 31, 2002                      $ 4,000,000

                  June 30, 2002                       $ 4,000,000

                  September 30, 2002                  $ 4,000,000

                  December 31, 2002                   $ 4,000,000

                  March 31, 2003                      $ 3,500,000

                  June 30, 2003                       $ 3,500,000

                  September 30, 2003                  $ 3,500,000

                  December 31, 2003                   $ 3,500,000

Credit Agreement/US Unwired Inc.


         4.6 Capital Expenditures for Unwired Telecom. Commencing on the Original Closing Date, Borrower will not, prior to each date set forth below, permit Unwired Telecom, on a stand alone basis (unconsolidated with any other Person), to make capital expenditures for the period commencing on January 1, 1999 and ending on each date set forth below in a cumulative amount that exceeds, in the aggregate, the amount set forth below opposite such date:

                                                   Maximum Cumulative
                        Date                      Capital Expenditures
                        ----                      --------------------

                  December 31, 1999                   $25,000,000

                  December 31, 2000                   $30,000,000

                  December 31, 2001                   $35,000,000

                  December 31, 2002                   $40,000,000

                  December 31, 2003                   $45,000,000

         4.7 Total Leverage Ratio. Commencing January 1, 2003, Borrower shall maintain at all times, measured at each fiscal quarter end set forth below and maintained through the next measurement date, a Total Leverage Ratio less than or equal to the ratio set forth below opposite such date:

                             Date                   Ratio
                             ----                   -----

                     March 31, 2003, June         15.0:1.0
                     30, 2003, September
                     30, 2003 and December
                     31, 2003

                     March 31, 2004               10.0:1:0

                     June 30, 2004                 7.5:1.0

                     September 30, 2004            7.5:1.0

                     December 31, 2004             7.5:1.0

                     March 31, 2005                6.5:1.0

                     June 30, 2005                 5.0:1.0

                     September 30, 2005            5.0:1.0

                     December 31, 2005 and         5.0:1.0
                     March 31, 2006

                     June 30, 2006                 4.0:1.0
                     and thereafter

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

Credit Agreement/US Unwired Inc.


         4.8 Senior Debt Leverage Ratio. Commencing January 1, 2003, Borrower shall maintain at all times, measured at each fiscal quarter end occurring on each date set forth below and maintained through the next measurement date, a Senior Debt Leverage Ratio less than or equal to the ratio set forth below opposite such date:

                                 Date                   Ratio
                                 ----                   -----

                     March 31, 2003                    6.0:1.0

                     June 30, 2003                     6.0:1.0

                     September 30, 2003                5.0:1.0

                     December 31, 2003                 5.0:1.0

                     March 31, 2004                    3.5:1.0

                     June 30, 2004 and thereafter      2.5:1.0


         4.9 Adjusted Quarterly Interest Coverage Ratio. Commencing January 1, 2003, Borrower shall maintain at all times, measured at each fiscal quarter end, from March 31, 2003 through March 30, 2004, an Adjusted Quarterly Interest Coverage Ratio greater than or equal to, 1.5:1.0, and from March 31, 2004 and thereafter, an Adjusted Quarterly Interest Coverage Ratio greater than or equal to 2.0:1.0.

         4.10 Fixed Charge Coverage Ratio. Commencing January 1, 2004, Borrower shall maintain at all times, measured at each fiscal quarter end commencing with the fiscal quarter ending March 31, 2004, a Fixed Charge Coverage Ratio greater than or equal to 1.0:1.0.

         4.11 Pro Forma Debt Service Coverage Ratio. Commencing January 1, 2003, Borrower shall maintain at all times, measured at each fiscal quarter end commencing with the fiscal quarter ending March 31, 2003, a Pro Forma Debt Service Coverage Ratio greater than or equal to 1.0:1.0.

         4.12 Financial Statements and Other Reports. Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that quarterly financial statements are not required to have footnote disclosures). Borrower will deliver each of the financial statements and other reports described below to Administrative Agent (and each Lender in the case of the financial statements and other reports described in Subsections 4.12(A),
(B), (C), (F), (H) and (I)). In addition, so long as the Vendor Guaranty is in effect, Borrower shall provide to Vendor Guarantor (concurrently with providing such information to Administrative Agent), copies of all information, reports, certificates and other documents set forth in Subsections (A) thorough (G), (I) and (L) below, and so long as any Event of Default exists, copies of all information or data delivered to Administrative Agent pursuant to Subsection (M) below.

Credit Agreement/US Unwired Inc.


                  (A) Quarterly Financials. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter, Borrower will deliver the consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholder's equity and cash flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such quarter.

                  (B) Year-End Financials. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, Borrower will deliver (i) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal year and (ii) a report with respect to the financial statements from a firm of certified public accountants selected by Borrower and reasonably acceptable to Administrative Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

                  (C) Borrower Compliance Certificate. Together with each delivery of consolidated and consolidating financial statements of Borrower and its Subsidiaries pursuant to Subsections 4.12(A) and 4.12(B), Borrower will deliver a fully and properly completed compliance certificate in substantially the same form as Exhibit 4.12(C) (each, a "Compliance Certificate") signed by the chief executive officer or chief financial officer of Borrower.

                  (D) Accountants' Reliance Letter. Together with each delivery of consolidated and consolidating financial statements of Borrower and its Subsidiaries pursuant to Subsection 4.12(B), Borrower will deliver a copy of a letter addressed to Borrower's certified public accountants informing such accountants that a primary intent of Borrower for the professional services such accountants provided to Borrower in preparing their audit report was to benefit or influence Lenders and their successors or assigns, and identifying Lenders as parties that Borrower intends to rely on such professional services provided to Borrower by such accountants.

                  (E) Accountants' Reports. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Borrower made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

                  (F) Management Report. Together with each delivery of consolidated and consolidating financial statements of Borrower and its Subsidiaries pursuant to Subsections 4.12(A) and 4.12(B), Borrower will deliver a management report (i) outlining principal factors affecting performance in each market and describing the operations and financial condition of Borrower, each of its Restricted Subsidiaries for the quarter then ended and the portion of the

Credit Agreement/US Unwired Inc.


current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), including a report on key subscriber, penetration, churn, additions, deactivations and operating statistics, (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to Subsection 4.12(G) and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Borrower each of its Restricted Subsidiaries as at the dates and for the periods indicated.

                  (G) Projections. As soon as available and in any event prior to the end of each of Borrower's fiscal years, Borrower will deliver Projections of Borrower and each of its Restricted Subsidiaries for such fiscal year, quarter by quarter. Together with each delivery of consolidated and consolidating financial statements of Borrower and its Subsidiaries pursuant to Subsections 4.12(A) and 4.12(B), Borrower will deliver a schedule comparing the actual performance of Borrower and each of its Restricted Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended against the Projections for the then-current fiscal year delivered pursuant to this Subsection 4.12(G). Promptly after becoming aware thereof, Borrower will notify Administrative Agent of any material amendment to or deviation from such Projections.

                  (H) SEC Filings and Press Releases. Promptly upon their becoming available, Borrower will deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available by Borrower or any of its Subsidiaries to its or their security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission (the "SEC") or any governmental or private regulatory authority, and (iii) all press releases and other statements made available by Borrower or any of its Subsidiaries to the public concerning developments in the business of any such Person.

                  (I) Events of Default, Etc. Promptly upon any officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower or any of its Subsidiaries with respect to any such event or condition and a certificate of Borrower's chief executive officer specifying the nature and period of existence of such event or condition and what action Borrower has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default; (ii) any notice that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Subsection 6.1(B); or (iii) any event or condition that could reasonably be expected to have a Material Adverse Effect.

                  (J) Litigation. Promptly upon any officer of Borrower obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any of its Restricted Subsidiaries not previously disclosed by Borrower to Administrative Agent or (ii) any material development in any action, suit,

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Credit Agreement/US Unwired Inc.


proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any of its Subsidiaries which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Administrative Agent and provide such other information as may be reasonably available to Borrower to enable Administrative Agent and its counsel to evaluate such matter.

                  (K) Supplemented Schedules; Notice of Corporate Changes. Annually, concurrently with Borrower's delivery of the Projections required by Subsection 4.12(G), Borrower shall supplement in writing and deliver revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed.

                  (L) Regulatory and Other Notices. Within fifteen (15) days after filing, receipt or becoming aware thereof, copies of any filings or communications sent to or notices and other communications received by Borrower or any of its Subsidiaries from any Governmental Authority, including the FCC, any applicable PUC and the SEC, relating to any noncompliance by Borrower or any of its Subsidiaries with any law or with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in a material adverse amendment, change or termination of any License.

                  (M) Filings and Notices Relating to Sprint Agreements. Promptly upon receipt or availability, Borrower will deliver copies of (i) all FCC filings, orders or other writings relating to (a) the "Licenses," as defined in the Sprint Agreements, (b) any of the Sprint Agreements or (c) the transactions contemplated thereby, and (ii) all notices delivered to or given by Borrower relating to a breach, default or "Event of Termination," as defined in the Sprint Agreements, including any threatened action with respect thereto, under any of the Sprint Agreements.

                  (N) Other Information. With reasonable promptness, Borrower will deliver such other information and data with respect to Borrower and any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent.

         4.13 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Except as otherwise expressly provided, financial statements and other information furnished to Administrative Agent pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (i) changes in accounting

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Credit Agreement/US Unwired Inc.


principles required by GAAP and implemented by Borrower; (ii) changes in accounting principles recommended by Borrower's certified public accountants and implemented by Borrower; and (iii) changes in carrying value of Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Administrative Agent and Lenders to enter into this Agreement and to make Loans, Borrower represents and warrants to Administrative Agent and each Lender on the Closing Date and on the date of each request for a Loan that the following statements are true, correct and complete:

         5.1 Disclosure. No information furnished by or on behalf of Borrower or any Subsidiary contained in this Agreement, the financial statements referred to in Subsection 5.8 or any other document, certificate, opinion or written statement furnished to any Agent or any Lender for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Borrower is not aware of any facts which it has not disclosed in writing to the Agents having a Material Adverse Effect, or insofar as Borrower can now foresee, that could reasonably be expected to have a Material Adverse Effect.

         5.2 No Material Adverse Effect. Since December 31, 1998, there has been no event or change in facts or circumstance affecting Borrower or any of its Restricted Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

         5.3      Organization, Powers, Authorization and Good Standing.

                  (A) Organization and Powers. Each of Borrower and its Restricted Subsidiaries is a limited liability company, corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule 5.3(A)). Each of Borrower and each of its Restricted Subsidiaries has all requisite legal power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out its respective obligations with respect thereto.

                  (B) Authorization; Binding Obligation. Each of Borrower and its Restricted Subsidiaries has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is

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Credit Agreement/US Unwired Inc.


a party. This Agreement is, and the other Loan Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto (other than Administrative Agent and the Lenders), each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debt or relief laws from time to time in effect which affect the enforcement of creditors' rights in general and general principles of equity.

                  (C) Qualification. Each of Borrower and its Restricted Subsidiaries is duly qualified and authorized to do business and in good standing in each jurisdiction where the nature of its business and operations requires such qualification and authorization, except where the failure to be so qualified, authorized and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each such Person is qualified and authorized to do business are set forth on Schedule 5.3 (C).

         5.4 Compliance of Agreement, Loan Documents and Borrowings with Applicable Law. The execution, delivery and performance by Borrower and each of its Restricted Subsidiaries of the Loan Documents to which each such Person is a party, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) except as set forth on Schedule 5.4 hereto, require any Governmental Approval or violate any Applicable Law relating to Borrower or any of its Restricted Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of Borrower or any of its Restricted Subsidiaries or any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person.

         5.5 Compliance with Law; Governmental Approvals. Each of Borrower and each of its Restricted Subsidiaries (i) has all material Governmental Approvals, including the Licenses, required by any Applicable Law for it to conduct its business and (ii) is in material compliance with each Governmental Approval, including the Licenses, applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties the violation of which could reasonably be expected to have a Material Adverse Effect. Each such Governmental Approval is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or threatened attack by direct or collateral proceeding.

         5.6 Tax Returns and Payments. Each of Borrower and each of its Restricted Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax is being diligently contested in good faith and adequate reserves therefor have been established in compliance with GAAP. The charges, accruals and reserves on the books of Borrower and each of its Restricted Subsidiaries in respect of federal, state, local

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

Credit Agreement/US Unwired Inc.


and other taxes for all fiscal years and portions thereof are in the judgment of Borrower adequate, and neither Borrower nor any of its Restricted Subsidiaries anticipates any additional material taxes or assessments for any of such years.

         5.7 Environmental Matters. Each of Borrower and each of its Restricted Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which interfere in any material respect with the continued operation of such properties or impair in any material respect the fair saleable value thereof, except for any such violations or contamination as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         5.8 Financial Statements. All financial statements concerning Borrower and its Subsidiaries which have been or will hereafter be furnished to Administrative Agent pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the Persons covered thereby as of the date thereof and the results of their operations for the periods covered thereby and do and will disclose all material liabilities and Contingent Obligations of any of Borrower or its Subsidiaries as at the dates thereof. Neither Borrower nor any of its Restricted Subsidiaries has outstanding, as of the Closing Date, and after giving effect to the initial Loans hereunder on the Closing Date, any Indebtedness for borrowed money or Contingent Obligations other than (i) the Loans, (ii) the Indebtedness permitted under Subsection 3.1, and (iii) the Contingent Obligations permitted under Subsection 3.4.

         5.9 Intellectual Property. Each of Borrower and its Restricted Subsidiaries owns, or possesses through valid licensing arrangements, the right to use all patents, copyrights, trademarks, trade names, service marks, technology know-how and processes used in or necessary for the conduct of its business as currently conducted (collectively, the "Intellectual Property Rights") without infringing upon any validly asserted rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights. Neither Borrower nor any of its Restricted Subsidiaries has been threatened with any litigation regarding Intellectual Property Rights that would present a material impediment to the business of any such Person.

         5.10 Litigation, Investigations, Audits, Etc. Except as set forth on Schedule 5.10, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of Borrower, threatened against or in any other manner relating adversely to, Borrower or any of its Restricted Subsidiaries or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC). None of the actions, suits, proceedings or investigations disclosed on Schedule 5.10 (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to Borrower or any of its Restricted Subsidiaries, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Restricted Subsidiaries is the subject of any review or audit by the Internal Revenue Service or

Credit Agreement/US Unwired Inc.


any investigation by any Governmental Authority concerning the violation or possible violation of any law.

         5.11     Employee Labor Matters. Except as set forth on Schedule 5.11,
(i) none of Borrower, its Restricted Subsidiaries nor any of their respective employees is subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of any such Person and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any such Person and (iii) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any such Person and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         5.12 Employee Benefit Plans. Borrower and its Restricted Subsidiaries are in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         5.13     Communications Regulatory Matters.

                  (A) Schedule 5.13(A) sets forth a true and complete list of the following information for each License issued to Borrower or any of its Restricted Subsidiaries: the name of the licensee, the type of service, the expiration date and the geographic area covered by such License.

                  (B) The Licenses are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Licenses. No event has occurred and is continuing which could reasonably be expected to (i) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such License or
(ii) materially and adversely affect any rights of Borrower or any of its Restricted Subsidiaries thereunder. Borrower has no reason to believe and has no knowledge that any Licenses will not be renewed in the ordinary course, except that all of the Licenses are subject to revocation if LA Unwired fails to meet required build-out requirements due to obligations to Sprint pursuant to the Sprint Agreements to use Sprint spectrum. Neither Borrower nor any of its Restricted Subsidiaries is a party to any investigation, notice of violation, order or complaint issued by or before the FCC, and there are no proceedings pending by or before the FCC which could in any manner threaten or adversely affect the validity of any License.

                  (C) All of the material properties, equipment and systems owned, leased or managed by Borrower and its Restricted Subsidiaries are, and (to the best knowledge of Borrower) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in compliance with all terms

Credit Agreement/US Unwired Inc.


and conditions of the Licenses and all standards or rules imposed by any Governmental Authority or as imposed under any agreements with telephone companies and customers.

                  (D) Each of Borrower and its Restricted Subsidiaries has paid all franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

         5.14 Perfection and Priority. The Security Interest is a valid and perfected first priority lien, security title or security interest in the Collateral in favor of Administrative Agent, for the benefit of itself and Lenders, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Lien other than permitted pursuant to Subsection 3.2. The Security Interest is enforceable as security for the Obligations in accordance with its terms.

         5.15     Solvency. Each of Borrower and its Restricted Subsidiaries:
(i) owns and will own assets the present fair saleable value of which are (a) greater than the total amount of liabilities (including contingent liabilities) of Borrower or such Restricted Subsidiary and (b) greater than the amount that will be required to pay the probable liabilities of its then existing debts and liabilities as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower or such Restricted Subsidiary; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (iii) does not intend to incur and does not believe that it will incur debts and liabilities beyond its ability to pay such debts and liabilities as they become due.

         5.16 Investment Company Act; Public Utility Holding Act. None of Borrower or any of its Restricted Subsidiaries is an "investment company" as that term is defined in and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. None of Borrower or any of its Restricted Subsidiaries is a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         5.17 Certain Agreements and Material Contracts. Schedule 5.17 sets forth a complete and accurate list of all loan agreements, indentures, guarantees, capital leases and other similar credit or reimbursement agreements and all Material Contracts of Borrower and its Restricted Subsidiaries. Each of Borrower and its Restricted Subsidiaries has performed all of its material obligations under such agreements and Material Contracts and, to the best knowledge of Borrower, each other party thereto is in compliance with each such agreement or Material Contract. Each such agreement or Material Contract is in full force and effect in accordance with the terms thereof. Borrower has made available a true and complete copy of each such agreement or Material Contract listed on Schedule 5.17 for inspection by Administrative Agent.

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

Credit Agreement/US Unwired Inc.


         5.18 Capitalization. The outstanding capital stock or other ownership interests of Borrower's Subsidiaries is described on Schedule 5.18. All such capital stock or other ownership interests are owned beneficially and of record as shown on Schedule 5.18.

         5.19 Title to Properties. Borrower and each Restricted Subsidiary has such title or leasehold interest in and to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title or leasehold interest in and to all of its personal property, including those reflected on the balance sheets of Borrower delivered pursuant to Subsection 5.8, except those which have been disposed of by Borrower subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. Borrower owns no real property.

         5.20 Year 2000 Compliance. Each of Borrower and its Restricted Subsidiaries has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Person (or its suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, on and after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with the timetable. Based on the foregoing, each of Borrower and its Restricted Subsidiaries believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its and their business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.21 Incorporation of Representation and Warranties. The representations and warranties of Borrower contained in the Preferred Stock Documents and the Subordinated Debt Documents are true and correct in all material respects as of each date that the representations and warranties under this Section 5 are deemed made or remade (and Borrower acknowledges that Administrative Agent and Lenders are relying on the truth and accuracy of such representation and warranties in the making of the Loans hereunder).

                                    SECTION 6

                    EVENTS OF DEFAULT AND RIGHTS AND REMEDIES

         6.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

                  (A) Payment. Failure to repay any outstanding principal amount of the Loans at the time required pursuant to this Agreement, or failure to pay, within five (5) days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

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Credit Agreement/US Unwired Inc.


                  (B) Default in Other Agreements. (i) Failure of Borrower or any of its Restricted Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligation, (ii) any other breach or default of Borrower or any of its Restricted Subsidiaries with respect to any Indebtedness (other than the Loans) or any Contingent Obligation, including without limitation, with respect to the Subordinated Notes, if the effect of such breach or default is to cause or to permit the holder or holders then to cause such Indebtedness or Contingent Obligation having an aggregate principal amount for Borrower and the Restricted Subsidiaries in excess of $250,000 to become or be declared due prior to its stated maturity, (iii) any breach or default of Borrower or any of its Restricted Subsidiaries under any Material Contract, including, without limitation, any of the Sprint Agreements, (iv) any event occurs which would give rise to an obligation of Borrower or any Restricted Subsidiary to pay "Liquidated Damages" pursuant to Section 5 of the Registration Rights Agreement, or (v) any event occurs which would give rise to an obligation of Borrower to purchase or repurchase any of the Subordinated Notes from the holder thereof; or

                  (C) Breach of Certain Provisions. Failure of Borrower or any Subsidiary to perform or comply with any term or condition contained in that portion of Subsection 2.2 relating to Borrower's or a Restricted Subsidiary's obligation to maintain insurance, Subsection 2.4, Subsection 2.11, Section 3 or
Section 4; or

                  (D) Breach of Warranty. Any representation, warranty, certification or other statement made by Borrower, any of its Restricted Subsidiary or Vendor Guarantor in any Loan Document or in any statement or certificate at any time given by Borrower, any of its Restricted Subsidiary or Vendor Guarantor in writing pursuant or in connection with any Loan Document is false in any material respect on the date made or deemed made; or

                  (E) Other Defaults Under Loan Documents. Borrower, any of its Restricted Subsidiaries, Vendor Guarantor or any other party (other than a Lender) breaches or defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within fifteen (15) days after receipt by Borrower, such Restricted Subsidiary, Vendor Guarantor or such other party of notice from Administrative Agent or Requisite Lenders of such default (other than occurrences described in other provisions of this Subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

                  (F)      Involuntary Bankruptcy; Appointment of Receiver; Etc.
(i) A court enters a decree or order for relief with respect to Borrower, any of its Restricted Subsidiaries or Vendor Guarantor in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law within forty-five (45) days; or (ii) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower, any of its Restricted Subsidiaries or Vendor Guarantor, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, any of its Restricted Subsidiaries or Vendor Guarantor, or over

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Credit Agreement/US Unwired Inc.


all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower, any of its Restricted Subsidiaries or Vendor Guarantor, for all or a substantial part of the property of Borrower, any such Restricted Subsidiary or Vendor Guarantor; or

                  (G) Voluntary Bankruptcy; Appointment of Receiver; Etc. Borrower, any of its Restricted Subsidiaries or Vendor Guarantor (i) commences a voluntary case under the Bankruptcy Code, files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts of Borrower, any of its Restricted Subsidiaries or Vendor Guarantor, or consents to, or fails to contest in a timely and appropriate manner, the entry of an order for relief in an involuntary case, the conversion of an involuntary case to a voluntary case under any such law, or the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of the property of Borrower, any of its Restricted Subsidiaries or Vendor Guarantor; or (ii) makes any assignment for the benefit of creditors; or (iii) the Board of Directors of Borrower, any of its Restricted Subsidiaries or Vendor Guarantor adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Subsection 6.1(G); or

                  (H) Governmental Liens. Any Lien, levy or assessment (other than Permitted Encumbrances) is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the other assets of Borrower or any of its Restricted Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other Governmental Authority; or

                  (I) Judgment and Attachments. Any money judgment, writ or warrant of attachment or similar process (other than those described in Subsection 6.1(H)) involving an amount in any individual case or in the aggregate for Borrower and its Restricted Subsidiaries at any time in excess of $250,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its Restricted Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of sixty
(60) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

                  (J) Dissolution. Any order, judgment or decree is entered against Borrower, any of its Restricted Subsidiaries or Vendor Guarantor decreeing the dissolution or split up of Borrower, such Restricted Subsidiary or Vendor Guarantor and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

                  (K) Solvency. Borrower, any of its Restricted Subsidiaries or Vendor Guarantor ceases to be solvent or Borrower, any of its Restricted Subsidiaries or Vendor Guarantor admits in writing its present or prospective inability to pay its debts as they become due; or

                  (L) Injunction. Borrower, any of its Restricted Subsidiaries or Vendor Guarantor is enjoined, restrained or in any way prevented by the order of any court or any

                                       44
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Credit Agreement/US Unwired Inc.


Governmental Authority from conducting all or any material part of its business and such order continues for more than fifteen (15) days; or

                  (M) ERISA; Pension Plans. (i) Borrower, any of its Restricted Subsidiaries or Vendor Guarantor fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the IRC, any such Person is required to pay as contributions thereto and such failure results in or could reasonably be expected to have a Material Adverse Effect; or (ii) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (iii) any employee benefit plan of Borrower, any of its Restricted Subsidiaries or Vendor Guarantor loses its status as a qualified plan under the IRC and such loss results in or could reasonably be expected to have a Material Adverse Effect; or

                  (N) Environmental Matters. Borrower or any of its Restricted Subsidiaries fails to: (i) obtain or maintain any operating licenses or permits required by environmental authorities; (ii) begin, continue or complete any remediation activities as required by any environmental authorities; (iii) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or (iv) comply with any other environmental laws, if in any such case such failure could reasonably be expected to have a Material Adverse Effect; or

                  (O) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or Borrower, any Restricted Subsidiary or Vendor Guarantor denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

                  (P) Damage; Strike; Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Restricted Subsidiaries if any such event or circumstance results in or could reasonably be expected to have a Material Adverse Effect; or

                  (Q) Licenses and Permits. (i) The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Restricted Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or (ii) one or more Licenses shall be terminated, revoked, substantially adversely modified or fail to be renewed at its stated expiration, unless such termination, revocation, modification or non-renewal results from LA Unwired's failure to satisfy FCC build out or operational requirements as a result of transferring operations to Sprint's spectrum pursuant to requirements of the Sprint Agreements; or

                  (R) Failure of Security. Administrative Agent, for the benefit of Administrative Agent and Lenders, does not have or ceases to have a valid and perfected first

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priority security interest (subject to Permitted Encumbrances) in the Collateral or any substantial portion thereof, in each case, for any reason other than the failure of Administrative Agent to take any action within its control; or

                  (S) Change in Control. Borrower fails to own 100% of Unwired Telecom and LA Unwired, or LA Unwired ceases to own 100% of Texas Unwired and, following the GA PCS Acquisition, GA PCS, or any "person" or "group" of related persons (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Hennings, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group shall have the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a percentage of the ownership interests of Borrower (based upon rights to receive payments upon distribution of assets of Borrower) greater than thirty-five percent (35%); or

                  (T) Material Adverse Effect. Any event not referred to elsewhere in this Subsection 6.1 shall occur which results in a Material Adverse Effect; or

                  (U) Sprint Agreements and other Material Contracts. Any breach, default, termination or Event of Termination shall have occurred under any of the Sprint Agreements or other Material Contracts by any of the parties thereto, or any of the Sprint Agreements or other Material Contracts shall have been terminated or otherwise have ceased to be in full force and effect; or

                  (V) Preferred Stock. Borrower shall fail within 10 days of the Original Closing Date (i) to issue and sell the Preferred Stock for gross proceeds of at least $50,000,000, pursuant to the Preferred Stock Documents, and
(ii) deliver to Agents legal opinions addressed to Agents and Lenders with respect thereto satisfactory to Agents; or

                  (W) Subordinated Notes. Borrower shall fail within 10 days of the Original Closing Date (i) to issue and sell the Subordinated Notes within 10 days of the Closing Date for gross proceeds of at least $200,000,000 but not to exceed $225,000,000, substantially on the terms set forth in the Subordinated Debt Documents, and (ii) to deliver to Agents legal opinions with respect thereto satisfactory to Agents; or

                  (X) Transfer of PCS Licenses. Command Connect, LLC shall fail on or prior to December 17, 1999 to validly transfer all of its PCS licenses to LA Unwired; or

                  (Y) Texas Unwired. Within 180 days of the Original Closing Date, the existing Beaumont and Lufkin, Texas PCS properties and operations of Gulf Cost (including, without limitation, customers) shall not have been transferred to Texas Unwired, all on terms and conditions as set forth in the Omnibus Agreement and otherwise satisfactory to Agents.

         6.2 Suspension of Commitments. Upon the occurrence of any Default or Event of Default, Administrative Agent and each Lender, without notice or demand, may immediately

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cease making additional Loans and cause its obligation to lend its Pro Rata
Share of each Loan Commitment to be suspended; provided that, in the case of a Default, if the subject condition or event is waived, cured or removed by Requisite Lenders within any applicable grace or cure period, any suspended portion of the Loan Commitments shall be reinstated.

         6.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing Subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligations of Administrative Agent and Lenders to make Loans shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may, and upon written demand by Requisite Lenders shall, by written notice to Borrower declare all or any portion of the Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and upon such acceleration the obligations of Administrative Agent and Lenders to make Loans shall thereupon terminate.

         6.4 Rights of Collection. Upon the occurrence of any Event of Default and at any time thereafter and unless and until such Event of Default is waived by Requisite Lenders, Administrative Agent may exercise on behalf of Lenders all of their other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of Borrower's Obligations.

         6.5 Consents. Borrower acknowledges that certain transactions contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by Administrative Agent or Lenders in the exercise of their respective rights under this Agreement and the other Loan Documents may require the consent of a Governmental Authority. If counsel to Administrative Agent reasonably determines that the consent of a Governmental Authority is required in connection with the execution, delivery and performance of any of the aforesaid Loan Documents or any Loan Documents delivered to Administrative Agent or Lenders in connection therewith or as a result of any action which may be taken pursuant thereto, then Borrower, at Borrower's sole cost and expense, agrees to use its reasonable efforts, and to cause its Restricted Subsidiaries to use their reasonable best efforts, to secure such consent and to cooperate with Administrative Agent and Lenders in any action commenced by Administrative Agent or any Lender to secure such consent.

         6.6 Performance by Administrative Agent. If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Administrative Agent, promptly pay any amount reasonably expended by Administrative Agent in such performance or attempted performance to Administrative Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Subsection 1.2(E) from the date of such expenditure until paid.

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Credit Agreement/US Unwired Inc.


Notwithstanding the foregoing, it is expressly agreed that Administrative Agent shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

         6.7 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all
(A) balances held by such Lender at any of its offices for the account of Borrower or any of its Restricted Subsidiaries (regardless of whether such balances are then due to Borrower or its Restricted Subsidiaries), and (B) except as provided in Subsection 8.2(J), other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Restricted Subsidiaries, against and on account of any of the Obligations; provided, that no Lender shall exercise any such right without the prior written consent of Administrative Agent. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such excess to Administrative Agent for the benefit of all Lenders in accordance with their Pro Rata Shares; provided, that CoBank may exercise its rights against any equity of CoBank held by Borrower without complying with this sentence.

         6.8 Application of Payments. Subsequent to the acceleration of the Loans pursuant to Subsection 6.3, all payments received by the Lenders on the Obligations and on the proceeds from the enforcement of the Obligations shall be distributed pro rata among the Loans and shall be further applied among Administrative Agent and the Lenders as follows: First, to all Administrative Agent's fees and expenses then due and payable, then to all other expenses then due and payable by Borrower hereunder, then to all indemnitee obligations then due and payable by Borrower hereunder, then to all commitment and other fees and commissions then due and payable by Borrower, then to accrued and unpaid interest on the Loans (pro rata) in accordance with all such amounts due on the Loans), and then to the principal amount of the Loans (pro rata among all Loans), in that order.

         6.9 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon in a greater proportion than any such payment received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall, to the extent permitted by Applicable Law, purchase for cash from the other Lenders such portion of each such other Lender's Loans as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits ratably with each Lender; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the

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Credit Agreement/US Unwired Inc.


purchase price and benefits returned to the extent of such recovery, but without interest. Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. This Subsection 6.9 shall not apply to any action taken by CoBank with respect to equity in it held by Borrower.


                                    SECTION 7

                               CONDITIONS TO LOANS

         The obligations of Lenders to make Loans are subject to satisfaction of all of the applicable conditions set forth below.

         7.1 Conditions to Initial Loan. The obligations of Lenders to make the initial Loan are, in addition to the conditions precedent specified in Subsection 7.2, subject to the satisfaction of each of the following conditions:

                  (A) Executed Loan Documents. (i) This Agreement, (ii) the Notes, (iii) the Security Agreements, (iv) the Mortgages, (v) the Pledge Agreements, (vi) the Subsidiary Guaranties, (vii) the Vendor Guaranty, (viii) the Collateral Contract Assignments, (ix) the Sprint Consent and Agreement, (x) the Negative Pledge Agreement and (xi) all other documents and instruments contemplated by such agreements, shall have been duly authorized and executed by each of Borrower and the applicable Guarantor in form and substance satisfactory to Agents, and each of Borrower and the applicable Guarantor shall have delivered original counterparts thereof to Administrative Agent.

                  (B)      Closing Certificates; Opinions.

                           (1)      Officer's Certificate. Administrative Agent
shall have received, a certificate from the chief executive officer and chief financial officer of Borrower and each of the Subsidiary Guarantors, in form and substance reasonably satisfactory to Agents, to the effect that, as of such date: all representations and warranties of Borrower and each of the Subsidiary Guarantors contained in this Agreement and the other Loan Documents are true, correct and complete; that none of Borrower nor any of its Subsidiaries is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that Borrower and each of the Subsidiary Guarantors has satisfied each of the closing conditions to be satisfied hereby; and that Borrower and each of the Subsidiary Guarantors has filed all required tax returns and owes no delinquent taxes, except where the payment of such tax is being diligently contested in good faith and adequate reserves therefor have been established in compliance with GAAP.

                           (2)      Certificate of Secretary of Borrower and
each Subsidiary Guarantor. Administrative Agent shall have received, a certificate of the secretary or assistant

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Credit Agreement/US Unwired Inc.


secretary of Borrower and each of the Subsidiary Guarantors certifying as of such date that attached thereto is a true and complete copy of the articles of organization or incorporation of Borrower and each of the Subsidiary Guarantors, as the case may be, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization or incorporation; that attached thereto is a true and complete copy of the operating agreement or bylaws, if any, of Borrower and each of the Subsidiary Guarantors as in effect on the date of such certification; that attached thereto is a true and complete copy of consents of members or resolutions duly adopted by the Board of Directors of Borrower and each of the Subsidiary Guarantors, as the case may be, authorizing the borrowings or guaranties contemplated hereunder, the execution, delivery and performance of this Agreement and the other Loan Documents, and the granting of the Security Interest; and as to the incumbency and genuineness of the signature of each officer of Borrower and each of the Subsidiary Guarantors executing Loan Documents.

                           (3)      Certificates of Good Standing.
Administrative Agent shall have received long-form certificates as of a recent date of the good standing of Borrower and each of the Subsidiary Guarantors under the laws of its jurisdiction of organization and such other jurisdictions as are requested by Agents.

                           (4)      Opinions of Counsel. Administrative Agent
shall have received favorable opinions of (i) counsel to Borrower and each of the Subsidiary Guarantors addressed to Agents and Lenders with respect to Borrower and each of the Subsidiary Guarantors (including, without limitation, the formation of Borrower and the transfer to Borrower of the capital stock or other ownership interests of Unwired Telecom and LA Unwired), the Loan Documents, the Security Interest and regulatory matters (including, without limitation, the Licenses) reasonably satisfactory in form and substance to Agents, (ii) counsel to the Vendor Guarantor addressed to Agents and Lenders with respect to the Vendor Guaranty and the other Loan Documents to which it is a party reasonably satisfactory in form and substance to Agents and (iii) counsel to Sprint addressed to Agents and Lenders with respect to the Licenses owned by Sprint reasonably satisfactory in form and substance to Agents.

                  (C)      Collateral.

                           (1)      Filings and Recordings. All filings and
recordings that are necessary to perfect the Security Interest in the Collateral constituting personal property described in the Security Documents shall have been filed in all appropriate locations and Administrative Agent shall have received evidence satisfactory to Agents that such Security Interest constitutes a valid and perfected first priority Lien therein.

                           (2)      Lien Searches. Borrower shall have delivered
to Administrative Agent the results of a Lien search of all filings made against each of Borrower and each Restricted Subsidiary under the Uniform Commercial Code as in effect in any jurisdiction in which any of its respective assets are located, indicating among other things that Borrower's and the Restricted Subsidiaries' assets are free and clear of any Lien, except for Permitted Encumbrances.

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

Credit Agreement/US Unwired Inc.


                           (3)      Insurance. Administrative Agent shall have
received certificates of insurance and certified copies of insurance policies in the form required under Subsection 2.2 and the Security Documents and otherwise in form and substance reasonably satisfactory to Agents.

                  (D)      Consents.

                           (1)      Governmental and Third Party Approvals.
Borrower and each Subsidiary Guarantor shall have delivered to Administrative Agent all necessary approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, including the FCC and all applicable PUC's, and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents, the granting of the Security Interest and the execution and delivery of the Sprint Agreements, and all such approvals shall be in form and substance satisfactory to Agents.

                           (2)      Permits and Licenses. Administrative Agent
shall have received copies of all material permits and licenses, including the Licenses, required under Applicable Laws for the conduct of Borrower's and its Restricted Subsidiaries' businesses.

                           (3)      No Injunction, Etc. No action, proceeding,
investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, as determined by Agents in their reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (E)      Financial Matters.

                           (1)      Financial Statements. Administrative Agent
and each Lender shall have received recent annual and interim financial statements and other financial information with respect to Borrower and each Restricted Subsidiary prepared in accordance with GAAP.

                           (2)      Fees, Expenses, Taxes, Etc. There shall have
been paid by Borrower to Agents the fees set forth or referenced in Subsection
1.4 and any other accrued and unpaid fees or commissions due hereunder (including legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

                  (F)      Miscellaneous.

                           (1)      Creation of Borrower as Holding Company;
Repayment of Existing Indebtedness. Administrative Agent shall have received evidence, in form and

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Credit Agreement/US Unwired Inc.


substance reasonably satisfactory to Agents, that (i) all of the capital stock or other ownership interests of each Restricted Subsidiary have been validly transferred to Borrower, (ii) all Indebtedness incurred by such Restricted Subsidiary prior to the initial Loan hereunder and/or secured by such capital stock or other ownership interests of or by the assets of such Restricted Subsidiary has been fully paid, satisfied and discharged, including, without limitation, the repayment of all Indebtedness of Unwired Telecom pursuant to that certain Loan Agreement dated as of August 15, 1997, between Unwired Telecom and the lenders named therein and of LA Unwired pursuant to that certain Credit Agreement dated as of June 23, 1999, between LA Unwired and lenders named therein and (iii) that all Liens in respect of any such Indebtedness have been terminated.

                           (2)      Proceedings and Documents. All opinions,
certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Agents. Administrative Agent shall have received copies of all other instruments and other evidence as Agents may reasonably request, in form and substance reasonably satisfactory to Agents, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                           (3)      Sprint Agreements. Borrower and Sprint shall
have entered into agreements with respect to Borrower's operations in form and content satisfactory to Agents and Agents shall have approved the form of the agreements to be entered into between Texas Unwired and Sprint.

                           (4)      Sprint Certificate. Sprint shall have
executed and delivered to Administrative Agent a certificate as to breaches or potential Events of Termination under the Sprint Agreements, in form and content satisfactory to Agents.

                           (5)      Gulf Coast/Texas Unwired. Gulf Coast and its
owners (including, without limitation, Borrower) shall have entered into agreements, including, without limitation, the Omnibus Agreement, with respect to distribution, and contribution into Texas Unwired, of the existing PCS properties and operations serving the Beaumont and Lufkin, Texas BTAs, all in form and content satisfactory to Agents.

                           (6)      Preferred Stock Issuance. Administrative
Agent shall have received evidence, including, without limitation, opinions of counsel, satisfactory to Agents that the Preferred Stock has been issued and sold as contemplated on the date hereof, for gross proceeds of at least $50,000,000, pursuant to the Preferred Stock Documents.

                           (7)      Subordinated Notes Issuance. Administrative
Agent shall have received evidence, including, without limitation, opinions of counsel, satisfactory to Agents that the Subordinated Notes have been issued and sold as contemplated on the date hereof, for gross proceeds of between $200,000,000 and $225,000,000, pursuant to the Subordinated Debt Documents.

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Credit Agreement/US Unwired Inc.


         7.2 Conditions to All Loans. The several obligations of Lenders to make Loans, including the initial Loan, on any date (each such date a "Funding Date") are subject to the further conditions precedent set forth below.

                  (A) Administrative Agent shall have received, in accordance with the provisions of Subsection 1.3, a notice requesting an advance of a Loan.

                  (B)      The representations and warranties contained in
Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Loan shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of such Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Administrative Agent after the Closing Date and approved by Requisite Lenders in writing.

                  (C) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated that would constitute an Event of Default or a Default.

                  (D) No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making any Loan.

                  (E) Since December 31, 1998, there shall not have occurred any event or condition that has had or could reasonably be expected to have a Material Adverse Effect.

                  (F)      All Loan Documents shall be in full force and effect.

                  (G) Borrower and Guarantors shall have delivered to Administrative Agent such other documents, certificates and opinions as Agents reasonably request.

         7.3 Conditions to Term Loan B. The obligations of Lenders to make the Term Loan B are, in addition to the conditions precedent specified in Subsection 7.2 and 7.4, subject to the satisfaction of each of the following conditions:

                  (A) Executed Loan Documents. (i) This Agreement, (ii) the Term Loan B Notes, (iii) amendments to and confirmations of the Security Agreements, the Mortgages, the Pledge Agreements, the Subsidiary Guaranties, the Vendor Guaranty, the Collateral Contract Assignments and the Sprint Consent and Agreement; and (iv) all other documents and instruments contemplated by such agreements, shall have been duly authorized and executed by each of Borrower and the applicable Guarantor in form and substance reasonably satisfactory to Agents, and each of Borrower and the applicable Guarantor shall have delivered original counterparts thereof to Administrative Agent.

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Credit Agreement/US Unwired Inc.


                  (B)      Closing Certificates; Opinions.

                           (1)      Officer's Certificate. Administrative Agent
shall have received, a certificate from the chief executive officer and chief financial officer of Borrower and each of the Subsidiary Guarantors, in form and substance reasonably satisfactory to Agents, to the effect that, as of such date: all representations and warranties of Borrower and each of the Subsidiary Guarantors contained in this Agreement and the other Loan Documents are true, correct and complete; that none of Borrower nor any of its Subsidiaries is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that Borrower and each of the Subsidiary Guarantors has satisfied each of the closing conditions to be satisfied hereby; and that Borrower and each of the Subsidiary Guarantors has filed all required tax returns and owes no delinquent taxes, except where the payment of such tax is being diligently contested in good faith and adequate reserves therefor have been established in compliance with GAAP.

                           (2)      Certificate of Secretary of Borrower and
each Subsidiary Guarantor. Administrative Agent shall have received, a certificate of the secretary or assistant secretary of Borrower and each of the Subsidiary Guarantors certifying as of such date that attached thereto is a true and complete copy of the articles of organization or incorporation of Borrower and each of the Subsidiary Guarantors, as the case may be, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization or incorporation; that attached thereto is a true and complete copy of the operating agreement or bylaws, if any, of Borrower and each of the Subsidiary Guarantors as in effect on the date of such certification; that attached thereto is a true and complete copy of consents of members or resolutions duly adopted by the Board of Directors of Borrower and each of the Subsidiary Guarantors, as the case may be, authorizing the borrowings or guaranties contemplated hereunder, the execution, delivery and performance of this Agreement and the other Loan Documents, and the granting of the Security Interest; and as to the incumbency and genuineness of the signature of each officer of Borrower and each of the Subsidiary Guarantors executing amended Loan Documents.

                           (3)      Certificates of Good Standing.
Administrative Agent shall have received long-form certificates as of a recent date of the good standing of Borrower and each of the Subsidiary Guarantors under the laws of its jurisdiction of organization and such other jurisdictions as are reasonably requested by Agents.

                           (4)      Opinions of Counsel. Administrative Agent
shall have received favorable opinions of (i) counsel to Borrower and each of the Subsidiary Guarantors addressed to Agents and Lenders with respect to Borrower and each of the Subsidiary Guarantors, the amended Loan Documents, the Security Interest and regulatory matters (including, without limitation, the Licenses) reasonably satisfactory in form and substance to Agents, (ii) counsel to the Vendor Guarantor addressed to Agents and Lenders with respect to the amended Vendor Guaranty and the other amended Loan Documents to which it is a party reasonably satisfactory

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Credit Agreement/US Unwired Inc.


in form and substance to Agents and (iii) counsel to Sprint addressed to Agents and Lenders with respect to the Licenses owned by Sprint reasonably satisfactory in form and substance to Agents.

                  (C)      Collateral.

                           (1)      Filings and Recordings. All filings and
recordings that are necessary to perfect the Security Interest in the Collateral described in the Security Documents shall have been filed in all appropriate locations as reasonably required by Agents and Administrative Agent shall have received evidence reasonably satisfactory to Agents that such Security Interest constitutes a valid and perfected first priority Lien therein.

                           (2)      Lien Searches. Borrower shall have delivered
to Administrative Agent the results of a search of (i) all filings made against each of Borrower and each Restricted Subsidiary under the Uniform Commercial Code as in effect in any jurisdiction in which any of its respective assets are located, (ii) all judgments recorded against each of Borrower and each Restricted Subsidiary in any such jurisdiction and (iii) all federal and state tax liens recorded against each of Borrower and each Restricted Subsidiary in any such jurisdiction, indicating among other things that Borrower's and the Restricted Subsidiaries' assets are free and clear of any Lien or judgment, except for Permitted Encumbrances.

                           (3)      Insurance. Administrative Agent shall have
received certificates of insurance and certified copies of insurance policies in the form required under Subsection 2.2 and the Security Documents and otherwise in form and substance reasonably satisfactory to Agents.

                  (D)      Consents.

                           (1)      Governmental and Third Party Approvals.
Borrower and each Subsidiary Guarantor shall have delivered to Administrative Agent all necessary approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, including the FCC and all applicable PUC's, and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other amended Loan Documents, the granting of the Security Interest and the execution and delivery of the Sprint Agreements, and all such approvals shall be in form and substance reasonably satisfactory to Agents.

                           (2)      Permits and Licenses. Administrative Agent
shall have received copies of all material permits and licenses, including the Licenses, required under Applicable Laws for the conduct of Borrower's and its Restricted Subsidiaries' businesses.

                           (3)      No Injunction, Etc. No action, proceeding,
investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other amended Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, as determined by Agents in their reasonable discretion, would make it inadvisable to

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consummate the transactions contemplated by this Agreement and such other amended Loan Documents.

                  (E)      Miscellaneous.

                           (1)      Proceedings and Documents. All opinions,
certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Agents. Administrative Agent shall have received copies of all other instruments and other evidence as Agents may reasonably request, in form and substance reasonably satisfactory to Agents, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                           (2)      Sprint Certificate. Sprint shall have
executed and delivered to Administrative Agent a certificate as to breaches or potential Events of Termination under the Sprint Agreements, in form and content reasonably satisfactory to Agents.

         7.4 Conditions to GA PCS Acquisition. Borrower shall not, and shall not permit its Restricted Subsidiaries to, enter into the GA PCS Acquisition, unless in connection therewith Borrower, its Restricted Subsidiaries and GA PCS satisfy each of the following conditions:

                  (A)      Executed Loan Documents. A (i) Security Agreement,
(ii) Subsidiary Guaranties of GA PCS and GA PCS Leasing, (iii) a Pledge Agreement, (iv) one or more Collateral Contract Assignments, (v) the Sprint Consent and Agreement and (vi) all other documents and instruments contemplated by such agreements, shall have been duly authorized and executed by GA PCS and GA PCS Leasing in form and substance reasonably satisfactory to Agents, and GA PCS and GA PCS Leasing shall have delivered original counterparts thereof to Administrative Agent. Supplemental Schedules to this Agreement, in form and substance reasonably satisfactory to Agents, covering GA PCS and GA PCS Leasing shall be provided by Borrower and this Agreement shall, upon such delivery to and approval by Agents, be deemed amended to add such supplemental schedules.

                  (B)      Closing Certificates; Opinions.

                           (1)      Officer's Certificate. Administrative Agent
shall have received, a certificate from the chief executive officer and chief financial officer of GA PCS and GA PCS Leasing in form and substance reasonably satisfactory to Agents, to the effect that, as of such date: all representations and warranties of GA PCS and GA PCS Leasing contained in the amended Loan Documents to which it is a party are true, correct and complete; that GA PCS, GA PCS Leasing, Borrower and each Restricted Subsidiary is not in violation of any of the covenants contained in the amended Loan Documents to which it is a party; that, after giving effect to the transactions contemplated by the amended Loan Documents to which GA PCS, GA PCS Leasing, Borrower and each Restricted Subsidiary is a party, including without limitation, the GA PCS Acquisition, no Default or Event of Default has occurred and is continuing; that GA PCS, GA PCS Leasing, Borrower and each Restricted Subsidiary has satisfied each of the

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closing conditions to be satisfied hereby; and that GA PCS and GA PCS Leasing have filed all required tax returns and owes no delinquent taxes, except where the payment of such tax is being diligently contested in good faith and adequate reserves therefor have been established in compliance with GAAP.

                           (2)      Certificate of Secretary of GA PCS and GA
PCS Leasing. Administrative Agent shall have received, a certificate of the secretary or assistant secretary of GA PCS and GA PCS Leasing certifying as of such date that attached thereto is a true and complete copy of the articles of organization GA PCS and GA PCS Leasing, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization or incorporation; that attached thereto is a true and complete copy of the operating agreement or bylaws, if any, of GA PCS and GA PCS Leasing as in effect on the date of such certification; that attached thereto is a true and complete copy of consents of members of GA PCS and GA PCS Leasing, authorizing the guaranties contemplated hereunder, the execution, delivery and performance of the Loan Documents to which it is a party , and the granting of the Security Interest by it; and as to the incumbency and genuineness of the signature of each officer of GA PCS and GA PCS Leasing executing amended Loan Documents.

                           (3)      Certificates of Good Standing.
Administrative Agent shall have received long-form certificates as of a recent date of the good standing of GA PCS and GA PCS Leasing under the laws of its jurisdiction of organization and such other jurisdictions as are reasonably requested by Agents.

                           (4)      Opinions of Counsel. Administrative Agent
shall have received favorable opinions of (i) counsel to Borrower, GA PCS and GA PCS Leasing addressed to Agents and Lenders with respect to GA PCS, GA PCS Leasing, the Acquisition, the Loan Documents to which it is a party, the Security Interest and regulatory matters (including, without limitation, the Licenses) reasonably satisfactory in form and substance to Agents, and (ii) counsel to Sprint addressed to Agents and Lenders with respect to the Licenses owned by Sprint relating to GA PCS reasonably satisfactory in form and substance to Agents.

                  (C)      Collateral.

                           (1)      Filings and Recordings. All filings and
recordings that are necessary to perfect the Security Interest in the Collateral of GA PCS and GA PCS Leasing described in the Security Documents shall have been filed in all appropriate locations as reasonably required by Agents and Administrative Agent shall have received evidence reasonably satisfactory to Agents that such Security Interest constitutes a valid and perfected first priority Lien therein.

                           (2)      Lien Searches. Borrower shall have delivered
to Administrative Agent the results of (i) a Lien search of all filings made against GA PCS and GA PCS Leasing under the Uniform Commercial Code as in effect in any jurisdiction in which any of its assets are located, (ii) all judgments recorded against GA PCS and GA PCS Leasing in any such jurisdiction and (iii) all federal and state tax liens recorded against GA PCS and GA PCS

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Leasing in any such jurisdiction, indicating among other things that GA PCS and
GA PCS Leasing assets are free and clear of any Lien or judgment, except for Permitted Encumbrances.

                           (3)      Insurance. Administrative Agent shall have
received certificates of insurance and certified copies of insurance policies relating to GA PCS and GA PCS Leasing in the form required under Subsection 2.2 and the Security Documents and otherwise in form and substance reasonably satisfactory to Agents.

                  (D)      Consents.

                           (1)      Governmental and Third Party Approvals.
Borrower, GA PCS and GA PCS Leasing shall have delivered to Administrative Agent all necessary approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, including the FCC and all applicable PUC's, and courts having jurisdiction with respect to the Acquisition and execution and delivery of the Loan Documents to which it is a party, the granting of the Security Interest by it and the execution and delivery of the Sprint Agreements, and all such approvals shall be in form and substance reasonably satisfactory to Agents.

                           (2)      Permits and Licenses. Administrative Agent
shall have received copies of all material permits and licenses, including the Licenses, required under Applicable Laws for the conduct of GA PCS's and GA PCS Leasing's businesses.

                           (3)      No Injunction, Etc. No action, proceeding,
investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of the Loan Documents to which GA PCS is a party or the consummation of the transactions contemplated hereby or thereby, or which, as determined by Agents in their reasonable discretion, would make it inadvisable to consummate the transactions contemplated by and such Loan Documents.

                  (E)      Financial Matters.

                           (1)      Financial Statements. Administrative Agent
and each Lender shall have received recent annual and interim financial statements and other financial information with respect to GA PCS prepared in accordance with GAAP, including, without limitation, financial statements of GA PCS, dated as of and for the annual period ending December 31, 2001, in the form described in Subsection 4.12(B)(i), together with an "Unqualified" report with respect to such financial statements from a firm of certified public accountants, in the form described in Subsection 4.12(B)(ii) and the information in such financial statements is consistent in all material respects with the information regarding GA PCS provided by Borrower to Agents on or prior to January 31, 2002.

                           (2)      Fees, Expenses, Taxes, Etc. There shall have
been paid by Borrower to any Person such amount as may be due thereto in connection with the transactions

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contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

                  (F)      Miscellaneous.

                           (1)      Proceedings and Documents. All opinions,
certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Agents. Administrative Agent shall have received copies of all other instruments and other evidence as Agents may reasonably request, in form and substance reasonably satisfactory to Agents, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                           (2)      Sprint Agreements. GA PCS and Sprint shall
be parties to agreements with respect to GA PCS operations in form and content reasonably satisfactory to Agents.

                           (3)      Sprint Certificate. Sprint shall have
executed and delivered to Administrative Agent a certificate as to breaches or potential Events of Termination under the Sprint Agreements as to GA PCS, in form and content reasonably satisfactory to Agents.

                           (4)      Consummation of Acquisition. Administrative
Agent shall have received evidence, including opinions of counsel, reasonably satisfactory to Agents that the GA PCS Acquisition has been consummated on substantially the terms and conditions of the GA PCS Acquisition Agreement.

                           (5)      Repayment of Existing GA PCS Indebtedness.
Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to Agents, that all Indebtedness of GA PCS or GA PCS Leasing outstanding immediately prior to the GA PCS Acquisition has been fully paid, satisfied and discharged, other than as permitted under Section 3.1 hereof, and that all Liens and guaranties granted by GA PCS, GA PCS Leasing or any third party in respect of any such Indebtedness have been terminated.

         7.5 Conditions to IWO Acquisition. Borrower shall not, and shall not permit its Restricted Subsidiaries to, enter into the IWO Acquisition, unless in connection therewith Borrower, its Restricted Subsidiaries and IWO satisfy each of the following conditions:

                  (A) Executed Stock Pledge Agreement. A stock pledge agreement granting to Administrative Agent, for the benefit of itself and Lenders, a first-priority lien and security interest in one hundred percent (100%) of the capital stock of IWO, instruments contemplated by such agreement, shall have been duly authorized and executed by Borrower in form and substance reasonably satisfactory to Agents, and IWO shall have delivered original counterparts of such stock pledge agreement to Administrative Agent.

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                  (B)      Opinions of Counsel. Administrative Agent shall have
received favorable opinions of (i) counsel to Borrower addressed to Agents and Lenders with respect to the IWO Acquisition, including, without limitation, compliance with the terms of the Subordinated Debt Documents, reasonably satisfactory in form and substance to Agents and (ii) counsel to IWO addressed to Agents and Lenders with respect to the IWO Acquisition, including, without limitation, compliance with the terms of all documents governing Indebtedness of IWO, reasonably satisfactory in form and substance to Agents.

                  (C) Financial Statements. Administrative Agent shall have received annual financial statements with respect to IWO, dated as of and for the period ending December 31, 2001 and in the form described in Subsection 4.12(B)(i), prepared in accordance with GAAP, together with an "Unqualified" report with respect to such financial statements from a firm of certified public accountants, in the form described in Subsection 4.12(B)(ii).

                  (D)      Miscellaneous.

                           (1)      Regulatory Requirements. Administrative
Agent shall have received evidence, reasonably satisfactory to Agents, that the IWO Acquisition does not violate the foreign-ownership requirements of the Communication Act.

                           (2)      Sprint Certificate. Sprint shall have
executed and delivered to Administrative Agent a certificate as to breaches or potential Events of Termination under the Sprint Agreements as to IWO, in form and content reasonably satisfactory to Agents.

                           (3)      No Default. No event would result from the
consummation of the IWO Acquisition that would constitute an Event of Default or a Default.

                           (4)      Indebtedness of IWO. The documentation
evidencing IWO's Indebtedness shall be in form and substance reasonably satisfactory to Agents.


                                    SECTION 8

                          ASSIGNMENT AND PARTICIPATION

         8.1 Assignments and Participations in Loans and Notes. Each Lender (including CoBank) may assign, subject to the terms of a Lender Addition Agreement, its rights and delegate its obligations under this Agreement to one or more Persons, provided that (a) such Lender shall first obtain the written consent of each of Administrative Agent and, if no Default or Event of Default shall have occurred and be continuing, Borrower, which consents shall not be unreasonably withheld or delayed; (b) the Pro Rata Share of a Loan Commitment being assigned shall in no event be less than the lesser of (i) $5,000,000 (which may be aggregated where several Lenders are simultaneously assigning to the same Person) and (ii) the entire amount of the Pro Rata Share of such Loan Commitment of the assigning Lender; and (c) upon the consummation of each such assignment the assigning Lender shall pay Administrative Agent

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a non-refundable administrative fee of $2,000; provided, that in connection with an assignment from a Lender to an affiliate of such Lender written consent of Borrower shall not be required and no administrative fee shall be payable. From and after the effective date specified in a duly executed, delivered and accepted Lender Addition Agreement, which effective date shall be at least five
(5) Business Days after the execution thereof (unless Administrative Agent shall otherwise agree), (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Addition Agreement, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Lender Addition Agreement, relinquish its rights (other than rights under the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Lender Addition Agreement) and be released from its obligations under this Agreement other than obligations to the extent relating to the time prior to the effective date of such Lender Addition Agreement (and, in the case of a Lender Addition Agreement covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Lender Addition Agreement shall, upon the effectiveness thereof be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of Administrative Agent and the other parties hereto as if set forth at length herein. Upon its receipt of a duly completed Lender Addition Agreement executed by an assigning Lender and an assignee, and Borrower (if required), together with any Note subject to such assignment and the processing fee referred to above, Administrative Agent will accept such Lender Addition Agreement and give notice thereof to Borrower and the other Lenders. In the event of an assignment pursuant to this Subsection 8.1, Borrower shall, upon surrender of the assigning Lender's Note, issue a new Note to reflect the interests of the assigning Lender and the Person to which interests are to be assigned.

         Each Lender (including Administrative Agent) may sell participations in all or any part of its Pro Rata Share of each Loan Commitment to one or more Persons; provided that such Lender shall first obtain the prior written consent of Administrative Agent; and provided, further, that such Lender's obligations under this Agreement shall remain unchanged; Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation; and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) any reduction, modification or forgiveness in the principal amount, interest rate or fees payable with respect to any Loan;
(ii) any extension of the Expiration Date, or any change of any date fixed for any payment of any of the Obligations; and (iii) any consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document. Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant, and the participant shall for purposes of Subsections 1.11, 1.13, 1.14, 6.7 and 9.1 be considered to be a "Lender."

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Credit Agreement/US Unwired Inc.


         Except as otherwise provided in this Subsection 8.1, no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loans, the Note or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to the provisions of Subsection 9.13.

         Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

         Notwithstanding anything contained in this Agreement to the contrary, so long as Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a "Lender" hereunder unless such Person shall also be capable of making LIBOR Loans.

         CoBank reserves the right to assign or sell participations in all or any part of its Pro Rata Share of each Loan Commitment on a non-patronage basis.

         8.2      Agents.

                  (A) Appointment. Each Lender hereby irrevocably appoints and authorizes (i) CoBank, as Administrative Agent, to act as Administrative Agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto, (ii) The Bank of New York, as Documentation Agent, to act as Documentation Agent for all of the Facilities hereunder and under any other Loan Document with such powers as are specifically delegated to the Documentation Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto, and (iii) First Union Securities, Inc., formerly known as First Union Capital Markets Corp., as Syndication Agent, to act as Syndication Agent for all of the Facilities hereunder and under any other Loan Document with such powers as are specifically delegated to the Syndication Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto, and to act as Lead Arranger for the Term Loan B Facility. Administrative Agent is authorized and empowered to amend, modify or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that the consent of certain Lenders be obtained in certain instances as provided in Subsections 8.3 and 9.2. CoBank hereby agrees to act as Administrative Agent on the express conditions contained in this Subsection 8.2. The provisions of this Subsection 8.2 are solely for the benefit of Agents and Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust

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with or for Borrower. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care.

                  (B) Nature of Duties. The duties of Agents, Lend Arranger and Co-Arrangers shall be mechanical and administrative in nature. None of Agents, Lead Arranger or Co-Arranger shall have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agents, Lead Arranger or Co-Arrangers any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender expressly acknowledges that none of Administrative Agent or any other Agent, Lead Arranger or any Co-Arranger nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by Agent, Lead Arranger or Co-Arrangers or any such Person hereafter taken, including any review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by Agent, Lead Arranger or Co-Arrangers to any Lender. Each Lender represents to Agent, Lead Arranger and Co-Arrangers that (i) it has, independently and without reliance upon Agents, Lead Arranger, Co-Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to Borrower hereunder, and (ii) it will, independently and without reliance upon Agents, Lead Arranger, Co-Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of Borrower and its Subsidiaries. Neither Administrative Agent, any other Agent, Lead Arranger, nor Co-Arrangers shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Administrative Agent seeks the consent or approval of any Lenders to the taking or refraining from taking of any action hereunder, then Administrative Agent shall send notice thereof to each Lender. Administrative Agent shall promptly notify each Lender any time that Requisite Lenders have instructed Administrative Agent to act or refrain from acting pursuant hereto.

                  (C) Rights, Exculpation, Etc. None of Agents, Lead Arranger or Co-Arrangers nor any of their respective officers, directors, employees, agents or attorneys-in-fact shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that each such entity shall be liable with respect to its own gross negligence or willful misconduct. Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently deter mined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover

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from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Administrative Agent shall exercise the same care which it would in dealing with loans for its own account, but Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of Borrower. Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Administrative Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents (i) if such action or omission would, in the reasonable opinion of Administrative Agent, violate any Applicable Law or any provision of this agreement or any other Loan Document, or (ii) until it shall have received such instructions from Requisite Lenders or all of the Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of Requisite Lenders.

                  (D) Reliance. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents.

                  (E)      Indemnification.

                           (1)      Lenders will reimburse and indemnify each
Agent and Co-Arranger and their respective officers, directors, employees, agents, attorneys-in-fact and Affiliates, on demand for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Agent or Co-Arranger (i) in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by such Agent or Co-Arranger under this Agreement or any of the Loan Documents, and (ii) in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice

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in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents in proportion to each Lender's Pro Rata Share; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from such Agent's or Co-Arranger's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The obligations of Lenders under this Subsection 8.2(E)(1) shall survive the payment in full of the Obligations and the termination of this Agreement.

                           (2)      Lenders under the Term Loan B Facility will
reimburse and indemnify Lead Arranger and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, on demand for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lead Arranger (i) in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Lead Arranger under this Agreement or any of the Loan Documents, and (ii) in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents in proportion to each such Lender's Pro Rata Share of the Term Loan B Commitment; provided, that no such Lender under the Term Loan B Facility shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Lead Arranger's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The obligations of Lenders under the Term Loan B Facility under this Subsection 8.2(E)(2) shall survive the payment in full of the Obligations and the termination of this Agreement.

                  (F) CoBank Individually. With respect to its obligations under the Loan Commitments, the Loans made by it, and the Notes issued to it, CoBank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include CoBank in its individual capacity as a Lender or one of the Requisite Lenders. CoBank may lend money to, and generally engage in any kind of banking, trust or other business with, Borrower or any of its Subsidiaries as if it were not acting as Administrative Agent pursuant hereto.

                  (G) Notice of Default. Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or

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conditions of this Agreement or any of the Loan Documents or the financial condition of Borrower or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Administrative Agent shall have received written notice from Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that Administrative Agent receives such a notice, Administrative Agent will give notice thereof to Lenders as soon as reasonably practicable; provided, that if any such notice has also been furnished to Lenders, Administrative Agent shall have no obligation to notify Lenders with respect thereto. Administrative Agent shall (subject to this Subsection 8.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided, further, that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of Lenders.

                  (H)      Successor Administrative Agent.

                           (1)      Resignation. Administrative Agent may resign
from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clause (2) below or as otherwise provided below.

                           (2)      Appointment of Successor. Upon any such
notice of resignation pursuant to clause (1) above, Requisite Lenders shall, upon receipt, if no Event of Default or Default shall have occurred and be continuing, of Borrower's prior consent which shall not be unreasonably withheld, appoint a successor Administrative Agent from among Lenders. If a successor Administrative Agent shall not have been so appointed within the thirty (30) Business Day period, referred to in clause (1) above, the retiring Administrative Agent, upon notice to Borrower, shall then appoint a successor Administrative Agent from among Lenders who shall serve as Administrative Agent until such time, if any, as Requisite Lenders, upon receipt of Borrower's prior written consent which shall not be unreasonably withheld, appoint a successor Administrative Agent as provided above.

                           (3)      Successor Administrative Agent. Upon the
acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation as Administrative Agent under the Loan Documents, the provisions of this Subsection
8.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

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                  (I)      Collateral Matters.

                           (1)      Release of Collateral. Lenders hereby
irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any property covered by the Security Documents (i) upon termination of the Loan Commitments and payment and satisfaction of all Obligations (other than contingent indemnification Obligations not then due and payable); (ii) constituting property being sold or disposed of if Borrower certifies to Administrative Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Administrative Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended. In addition, Administrative Agent, with the consent of Requisite Lenders, may release or compromise any Collateral and the proceeds thereof; provided that in any fiscal year, the consent of all Lenders shall be required for any release or compromise of Collateral or the proceeds thereof if (a) such Collateral constitutes a License or (b) the net book value of such Collateral and proceeds, together with the net book value of all other Collateral and proceeds released in such fiscal year, exceeds ten percent (10%) of the net book value of all assets of Borrower and the Restricted Subsidiaries (both excluding the Unrestricted Subsidiaries) as of the last day of the preceding fiscal year (minus, during the fiscal year in which the Incremental Term Loan Facility is established, the principal amount of the Incremental Term Loan Facility), as determined by Administrative Agent.

                           (2)      Confirmation of Authority; Execution of
Releases. Without in any manner limiting Administrative Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in Subsection 8.2(I)(1)), each Lender agrees to confirm in writing, upon request by Administrative Agent or Borrower, the authority to release any property covered by the Security Documents conferred upon Administrative Agent under clauses (i) through (iii) of the first sentence of Subsection 8.2(I)(1). Upon receipt by Administrative Agent of confirmation from Requisite Lenders, if any, of its authority to release or compromise any particular item or types of property covered by the Security Documents, and upon at least ten (10) Business Days prior written request by Borrower, Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release or compromise of the Liens granted to Administrative Agent, for the benefit of Administrative Agent and Lenders, upon such Collateral, provided that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release or compromise of such Liens without recourse or warranty, and (ii) such release or compromise shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower, in respect of), all interests retained by Borrower in the Collateral, including the proceeds of any sale or other disposition of Collateral, all of which shall continue to constitute part of the property covered by the Security Documents.

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                           (3)      Absence of Duty. Administrative Agent shall
have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent in this Agreement or in any other Loan Document, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its discretion, given Administrative Agent's own interest in property covered by the Security Documents as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that Administrative Agent shall exercise the same care which it would in dealing with loans for its own account.

                  (J) Agency for Perfection; Enforcement of Security by Administrative Agent. Administrative Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent's security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Administrative Agent) obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent's request therefor, shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent.

                  (K) Dissemination of Information. Administrative Agent will use its best efforts to provide Lenders with any information received by Administrative Agent from Borrower which is required to be provided to a Lender hereunder, provided that Administrative Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Administrative Agent's gross negligence or willful misconduct.

         8.3      Amendments, Consents and Waivers for Certain Actions.

                  (A) Except as otherwise provided in this Agreement (including this Subsection 8.3 and Subsection 9.2), any Lender Addition Agreement or any other Loan Document, the consent of Requisite Lenders and Borrower will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents.

                  (B) In the event Administrative Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

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         8.4      Disbursement of Funds Administrative Agent shall advise each
Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of any Loan requested by Borrower no later than 11:00 a.m. (Denver time) on the Funding Date applicable thereto, and each such Lender shall pay Administrative Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Administrative Agent's account by no later than 1:00 p.m. (Denver time) on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent's demand, Administrative Agent shall promptly notify Borrower, and Administrative Agent shall disburse to Borrower, by wire transfer of immediately available funds, that portion of such Loan as to which Administrative Agent has received funds. In such event, Administrative Agent may, on behalf of any Lender not timely paying Administrative Agent, disburse funds to Borrower for Loans requested, subject to the provisions of Subsection 8.5(B). Each such Lender shall reimburse Administrative Agent on demand for all funds disbursed on its behalf by Administrative Agent. Nothing in this Subsection 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Subsection 8.5, shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

         8.5      Disbursements of Advances; Payments.

                  (A) Pro Rata Treatment; Application. Upon receipt by Administrative Agent of each payment from Borrower hereunder, other than as described in the succeeding sentence, Administrative Agent shall credit each Lender's account with its Pro Rata Share of such payment in accordance with such Lender's Pro Rata Share and shall wire advice of the amount of such credit to each Lender. Each payment to Administrative Agent of its fees shall be made in like manner, but for the account of Administrative Agent.

                  (B)      Availability of Lender's Pro Rata Share.

                           (1)      Unless Administrative Agent has been
notified by a Lender prior to a Funding Date of such Lender's intention not to fund its Pro Rata Share of the Loan amount requested by Borrower, Administrative Agent may assume that such Lender will make such amount available to Administrative Agent on the Funding Date. If such amount is not, in fact, made available to Administrative Agent by such Lender when due, and Administrative Agent disburses funds to Borrower on behalf of such Lender, Administrative Agent will be entitled to recover such amount on demand from Borrower, without set-off, counterclaim or deduction of any kind, with interest thereon at the rate per annum then applicable to such Loan.

                           (2)      Nothing contained in this Subsection 8.5(B)
will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Administrative Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

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                  (C)      Return of Payments

                           (1)      If Administrative Agent pays an amount to a
Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                           (2)      If Administrative Agent determines at any
time that any amount received by Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.


                                    SECTION 9

                                  MISCELLANEOUS

         9.1 Indemnities. Borrower agrees to indemnify, pay, and hold each Agent, Lead Arranger, each Co-Arranger and each Lender and their respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of its being a party to this Agreement; provided, that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. This Subsection 9.1 and all indemnification provisions contained within any other Loan Document shall survive the termination of this Agreement.

         9.2 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Requisite Lenders (or Administrative Agent, if expressly set forth herein, in any Note or in any other Loan Document); provided, that except to the extent permitted by any applicable Lender Addition Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (i) increase any Lender's Pro Rata Share of either Loan Commitment; (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan;
(iii) extend the Expiration Date or extend the date on which any Obligation is to be paid; (iv) change the aggregate unpaid principal amount of the Loans; (v) change the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (vi)

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release Collateral (except if the sale or disposition of such Collateral is permitted under Subsection 8.2 or any other Loan Document or of any guaranty of the Obligations (except to the extent expressly contemplated thereby)) or release any Guaranty; (vii) amend or waive this Subsection 9.2 or the definitions of the terms used in this Subsection 9.2 insofar as the definitions affect the substance of this Subsection 9.2; or (viii) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document; provided, further, that no amendment to the Sprint Consent and Agreement shall be amended without the consent of Lenders who have in the aggregate Pro Rata Shares greater than sixty-six percent (66%); and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Administrative Agent under any Loan Document shall in any event be effective, unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Administrative Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by Borrower, on Borrower.

         9.3 Notices. Any required notice or other communication shall be in writing addressed to the respective party as set forth below and may be personally delivered, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 2:00 p.m. (Denver time) and otherwise on the Business Day next succeeding the date of transmission; (c) if delivered by overnight courier, two (2) days after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

         Notices shall be addressed as follows:

         If to Borrower:   US Unwired Inc.
                           901 Lakeshore Drive
                           Lake Charles, Louisiana  70601

                           Attn: Finance Department
                           Fax No.: 337/310-3250
                           cc:  Thomas G. Henning
                           Fax No.: 337/310-3479

         If to a Lender:   To the address set forth on the signature page hereto
                           or in the applicable Lender Addition Agreement

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         9.4      Failure or Indulgence Not Waiver; Remedies Cumulative. No
failure or delay on the part of Administrative Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

         9.5 Marshaling; Payments Set Aside. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower makes payment(s) or Administrative Agent enforces its Liens or Administrative Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

         9.7 Lenders' Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Administrative Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

         9.8 Headings. Section and Subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

         9.9 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of all Lenders.

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         9.11     No Fiduciary Relationship. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower by any Agent, Lead Arranger, Co-Arranger or Lender.

         9.12 Construction. Each Agent, Lead Arranger, each Co-Arranger, each Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by each Agent, each Co-Arranger, each Lender and Borrower.

         9.13 Confidentiality. Agents, Lead Arranger, Co-Arrangers and Lenders agree to hold any confidential information that they may receive from Borrower and its Subsidiaries pursuant to this Agreement in confidence, except for disclosure: (i) on a confidential basis to legal counsel, independent public accountants and other professional advisors of Agents, Co-Arrangers or Lenders;
(ii) to regulatory officials having jurisdiction over Agents, Lead Arranger, Co-Arrangers or Lenders; (iii) as required by Applicable Law or legal process or
(iv) in connection with any legal proceeding between Agents, Lead Arranger, Co-Arrangers or Lenders and Borrower (provided that, in the event Agents, Lead Arranger, Co-Arrangers or Lenders are so required to disclose such confidential information pursuant to clauses (iii) or (iv) of this Subsection 9.13, Agents, Lead Arranger, Co-Arrangers or Lenders shall promptly notify Borrower, so that Borrower or any of its Subsidiaries may seek a protective order or other appropriate remedy); and (v) to another Person in connection with a disposition or proposed disposition to that Person of all or part of that Lender's interests hereunder or a participation interest in its Pro Rata Share, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Subsection 9.13. For purposes of the foregoing, "confidential information" shall mean all information respecting Borrower or its Subsidiaries, other than (A) information previously filed by Borrower or any of its Subsidiaries with any Governmental Authority and available to the public, and (B) information previously published in any public medium from a source other than, directly or indirectly, Lenders.

         9.14 Consent to Jurisdiction and Service of Process. (A) BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR COLORADO STATE COURT IN THE STATE OF COLORADO HAVING SUBJECT MATTER JURISDICTION OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, PERSONAL JURISDICTION OF ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

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                  (B)      BORROWER HEREBY AGREES THAT SERVICE OF THE SUMMONS
AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL A COPY OF SUCH PROCESS TO BORROWER AT THE ADDRESS TO WHICH NOTICES TO BORROWER ARE THEN TO BE SENT PURSUANT TO SUBSECTION 9.3 AND THAT PERSONAL SERVICE OF PROCESS SHALL NOT BE REQUIRED. NOTHING HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY LAW.

         9.15 Waiver of Jury Trial. BORROWER, EACH AGENT, EACH CO-ARRANGER AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND ANY LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER, EACH AGENT, LEAD ARRANGER, EACH CO-ARRANGER AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, EACH AGENT, LEAD ARRANGER, EACH CO-ARRANGER AND EACH LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BORROWER, EACH AGENT, LEAD ARRANGER, EACH CO-ARRANGER AND EACH LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF EACH AGENT, LEAD ARRANGER, EACH CO-ARRANGER AND EACH LENDER.

         9.16 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in

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Subsections 1.4 (D), 1.11, 9.1, 9.14 and 9.15 shall survive the payment of the
Loans and the termination of this Agreement.

         9.17 Entire Agreement. This Agreement, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

         9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.


                                   SECTION 10

                                   DEFINITIONS

         10.1 Certain Defined Terms. The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

         "Adjusted Quarterly Interest Coverage Ratio" means the ratio derived by dividing (i) Annualized Operating Cash Flow as of the end of the then most recently completed fiscal quarter by (ii) cash interest expense during the then most recently completed four fiscal quarters.

         "Adjustment Date" means each date which is the fifth Business Day after the receipt by Administrative Agent of (i) each Compliance Certificate delivered by Borrower pursuant to Subsection 4.12(C) and (ii) in the case a decrease in an applicable margin is warranted, a written notice from Borrower to decrease such margin.

         "Administrative Agent" means CoBank in its capacity as administrative agent for Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to Subsection 8.2.

         "Affiliate" means any Person: (i) directly or indirectly controlling, controlled by, or under common control with, Borrower or any of its Restricted Subsidiary; (ii) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower or any of its Restricted Subsidiary; or
(iii) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower or any of its Restricted Subsidiary. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly

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or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agents" means, collectively, Administrative Agent, Documentation Agent, Syndication Agent and Co-Documentation Agent.

         "Agreement" means this Amended and Restated Credit Agreement (including all schedules and exhibits hereto), as amended and supplemented from time to time as permitted herein.

         "Annualized Operating Cash Flow" means, as of any date, (i) Operating Cash Flow for the two (2) most recently completed fiscal quarters multiplied by
(ii) two (2).

         "Applicable Commitment Fee Percentage" means, from time to time, a per annum percentage equal to (i) 1.500% per annum, if the outstanding balance of all Term Loan A and Revolving Loans is less than or equal to 33.33% of the sum of the Term Loan A Commitment and the Revolving Loan Commitment, (ii) 1.250% per annum if the outstanding balance of the Term Loan A and Revolving Loans is greater than 33.33%, but less than or equal to 50%, of the sum of the Term Loan A Commitment and the Revolving Loan Commitment, and (iii) 1.000% per annum if the outstanding balance of the Term Loan A and Revolving Loans is greater than 50% of the Term Loan A Commitment and the Revolving Loan Commitment, in each case as the Term Loan Commitment shall be adjusted to reflect repayments and prepayments and as the Revolving Loan Commitment shall be adjusted to reflect mandatory and voluntary reductions.

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, by Borrower or any of its Restricted Subsidiaries, of any of the following: (i) any of the capital stock or the ownership interests of any of its Subsidiaries or (ii) any or all of its assets, other than sales of inventory in the ordinary course of business, sales of Cash Equivalents for fair value and sales by LA Unwired of Licenses not covering the Service Areas.

         "Available Revolving Loan Commitment" means, at any time, the lesser of
(i) the Revolving Loan Commitment as it may have been reduced pursuant to this Agreement, minus the aggregate principal balance of Revolving Loans then outstanding, (ii) the product of Total Vendor Purchases multiplied by 1.6, or
(iii) the sum of the Total Vendor Purchases plus $43,333,333, minus, in the case of clauses (ii) and (iii), the sum of $50,000,000 plus the aggregate principal balance of all Revolving Loans then outstanding.

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         "Available Term Loan A Commitment" means, at any time, the lesser of
(i) the Term Loan A Commitment or (ii) the product of the Total Vendor Purchases multiplied by 1.6, minus, in either case, the aggregate principal amount of Term Loan A advanced.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

         "Base Rate" means a variable rate of interest per annum equal, on any day, to the higher of (i) First Union's Prime Rate or (ii) the Federal Funds Rate plus 0.50%.

         "Base Rate Loans" means, at any time, the aggregate amount of all Loans then bearing interest at the rate determined by reference to the Base Rate.

         "Base Rate Margin" means the applicable percent per annum determined in accordance with Subsection 1.2(B).

         "Borrower Pledge Agreements" means, collectively, the membership interest security agreement and the stock pledge agreement dated as of October 1, 1999, each executed by Borrower in favor of Administrative Agent, for the benefit of itself and Lenders, in form and content approved by Agents, pursuant to which Borrower has pledged, as security for the Obligations, on a first priority basis, all membership and equity interests, respectively, in LA Unwired and Unwired Telecom that it now owns or may hereafter acquire, as such agreements may be amended and supplemented from time to time.

         "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado, or is a day on which banking institutions located in such state are closed or which the Federal Reserve Banks are closed, and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in U.S. dollar deposits in the applicable interbank LIBOR market.

         "Calculation Period" means each period commencing on each Adjustment Date and ending on the day preceding each subsequent Adjustment Date.

         "Cash Equivalents" means: (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Service or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than

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$500,000,000; and (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts at any one such institution not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's or Restricted Subsidiaries' deposits at such institution.

         "Co-Arranger" and "Co-Arrangers" mean, individually, each of First Union Securities, Inc., formerly known as First Union Capital Markets Corp. and BNY Capital Markets, Inc., each in their capacity as Co-Arrangers, and collectively, both such entities.

         "Co-Documentation Agent" means General Electric Capital Corporation, in its capacity as Co-Documentation Agent.

         "Collateral" means, collectively: (i) all "Collateral" as defined in the Security Documents; (ii) all real property and interests in real property mortgaged pursuant to the Security Documents; and (iii) any property or interest provided in addition to or in substitution for any of the foregoing.

         "Collateral Contract Assignments" means, collectively, all collateral assignments of Material Contracts, in form and content approved by Administrative Agent, executed by Borrower and each Subsidiary Guarantor in favor of Administrative Agent, for the benefit of itself and Lenders, as required pursuant to Subsection 2.8, as amended and supplemented from time to time.

         "Communications Act" shall mean the Communications Act of 1934, as amended and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

         "Contingent Obligation," as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall also include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds

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for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Documentation Agent" means The Bank of New York in its capacity as Documentation Agent.

         "Draft S-4" means the January 21, 2002 draft Form S-4 Registration Statement prepared by Borrower and supplied to Lead Arranger.

         "EBITDA" means, as of any fiscal quarter-end, net income for the trailing four-quarter period, plus to the extent deducted in determining net income the sum of (a) interest expense paid or accrued during such period, (b) depreciation, amortization and other non-cash charges for such period, and (c) income and franchise taxes for such period minus to the extent included in determining net income the sum of (i) net interest income for such period and
(ii) extraordinary and non-cash gains for such period.

         "Environmental Laws" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.).

         "Excess Cash Flow" means, for any fiscal year, (i) Operating Cash Flow for such year minus (ii) the sum of (a) Fixed Charges plus (b) net changes in working capital for such year.

         "Facilities" means, collectively, the Revolving Loan Facility, the Term Loan A Facility, the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility.

         "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

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         "Federal Funds Rate" shall mean, for any day, the rate of interest per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

         "First Union's Prime Rate" means, at any time, the rate of interest per annum then in effect publicly announced from time to time by First Union National Bank as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change occurs. The parties hereto acknowledge that First Union's Prime Rate is an index or base rate and shall not necessarily be First Union National Bank's lowest or best rate charged to its customers or other banks.

         "Fixed Charge Coverage Ratio" means the ratio derived by dividing (i) Operating Cash Flow by (ii) Fixed Charges, in each case calculated for the then most recently completed four (4) fiscal quarters.

         "Fixed Charges" means the sum of (i) scheduled principal payments (including any principal paid pursuant to scheduled reductions in commitments to lend), (ii) cash interest expense, (iii) cash taxes, and (iv) capital expenditures.

         "GA PCS" means Georgia PCS Management, L.L.C., a Georgia limited liability company, and its successors and assigns.

         "GA PCS Acquisition" means the acquisition of all membership interests of GA PCS by LA Unwired in substantially the terms described in the GA PCS Acquisition Agreement.

         "GA PCS Acquisition Agreement" means the January 24, 2002 draft of the Agreement and Plan of Merger between Borrower, GA PCS and GA PCS Acquisition Merger Subsidiary.

         "GA PCS Leasing" means Georgia PCS Leasing, LLC, a Georgia limited liability company, and its successors and assigns.

         "GA PCS Pledge Agreement" means the membership interest pledge agreement dated as of the date of the GA PCS Acquisition, executed by GA PCS in favor of Administrative Agent, for the benefit of itself and Lenders, in form and content satisfactory to Agents, pursuant to which GA PCS has pledged, as security for the Obligations, on a first priority basis, all membership interests in GA PCS Leasing that now owns or may hereafter acquire, as such agreement may be amended and supplemented from time to time.

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         "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of `Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination; provided, however, that when used with respect to any item that is to be calculated for Borrower and its Restricted Subsidiaries on a consolidated basis, "GAAP" shall not be interpreted to require or permit the consolidation of all or any part of any Subsidiary that is not a Restricted Subsidiary.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including all Licenses.

         "Governmental Authority" means any nation, province, or state or any political subdivision of any of the foregoing, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including the FCC and any PUC.

         "Guarantors" means, collectively, the Subsidiary Guarantors and the Vendor Guarantor.

         "Gulf Coast Wireless" means Gulf Coast Wireless Limited Partnership, a Louisiana partnership in condendum, formerly known as Meretel Communication limited Partnership, and its successors and assigns.

         "Hedging Agreement" means any interest or foreign currency rate swap, cap, collar, option, hedge, financial rate or similar agreement or arrangement designed to protect against fluctuations in interest rates, currency exchange rates, or spot prices of new materials.

         "Hennings" means, collectively, William L. Henning, Sr., William L. Henning, Jr., Thomas G. Henning and John Henning, any of their immediate family members, or any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding 80% or more controlling interests of which consist of such identified persons or their immediate family members.

         "Incremental Term Loan Notes" means one or more notes of Borrower substantially in the form of Exhibit 10.1(D), or any combination thereof, and any replacements, restatements, removals or extension of any such notes, in whole or in part.

         "Indebtedness," as applied to any Person, means, without duplication:
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases or other capitalized agreements that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of

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the deferred purchase price of property or services, except trade payables arising in the ordinary course of business not more than ninety (90) days past due; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, but only to the extent of the fair value of such property or asset; (vi) net termination obligations of such Person under Hedging Agreements, calculated as of any date as if such agreement or arrangement were terminated on such date;
(vii) obligations with respect to principal under Contingent Obligations for the repayment of money or the deferred purchase price of property, whether or not then due and payable (calculated as the amount of such principal); and (viii) obligations under partnership, organizational or other agreements to fund capital contributions or other equity calls with respect to any Person or investment, or to redeem, repurchase or otherwise make payments in respect to capital stock or other securities of such Person.

         "Indebtedness to POP Ratio" means the ratio delivered by dividing (i) Indebtedness by (ii) POP.

         "Investment" means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Restricted Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person; and (ii) any direct or indirect loan, advance, guarantee, assumption of liability or other obligation of liability, or capital contribution by Borrower or any of its Restricted Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time and all rules and regulations promulgated thereunder.

         "IWO" means IWO Holdings, Inc., a Delaware corporation, and its successors and assigns.

         "IWO Acquisition" means the acquisition of all of the capital stock of IWO by Borrower or LA Unwired on substantially the terms described in the Draft S-4.

         "LA Unwired" means Louisiana Unwired, LLC, a Louisiana limited liability company, and its successors and assigns.

         "LA Unwired Pledge Agreement" means the partnership interest security agreement dated as of even date herewith, executed by LA Unwired in favor of Administrative Agent, for the benefit of itself and Lenders, in form and content approved by Agents, pursuant to which LA Unwired has pledged, as security for the Obligations, on a first priority basis, all partnership interests in Texas Unwired and, following the GA PCS Acquisition, the membership interest

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pledge executed by LA Unwired in favor of Administration Agent, for the benefit of itself and Lenders, in form and content approved by Agents, pursuant to which LA Unwired has pledged, as security for the Obligations, on a first priority basis, all membership interest in GA PCS, in either case that it now owns or may hereafter acquire, as such agreements may be amended and supplemented from time to time.

         "Lead Arranger" means First Union Securities, Inc., in its capacity as Lead Arranger.

         "Lender" or "Lenders" means one or more of the banks executing Agreement and their successors and permitted assigns pursuant to Subsection 8.1, and where applicable any Affiliate of any such Lender party to any Hedging Agreement with Borrower.

         "Lender Addition Agreement" means an agreement among Administrative Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Loan Commitments and other interests under this Agreement and the other Loan Documents.

         "LIBOR" means for each applicable Interest Period, a fixed annual rate equal to: (a) the rate of interest determined by Administrative Agent at which deposits in U.S. dollars for the relevant Interest Period are offered based on information presented by the Telerate Service as quoted by the British Bankers Association as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided, that in the event British Bankers Association ceases to provide such quotations (as determined by Administrative Agent), then Administrative Agent will notify Borrower and Agents and Borrower will agree upon a substitute basis for obtaining such quotations, divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect); such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (0.0625%).

         "LIBOR Loans" means Loans accruing interest at rates determined by reference to the LIBOR.

         "LIBOR Margin" means the applicable percent per annum determined in accordance with Subsection 1.2(B).

         "Licenses" shall mean any cellular telephone, microwave, personal communications or other telecommunications or similar license, authorization, waiver, certificate of compliance, franchise, approval or permit, whether for the acquisition, construction or operation of any Wireless System, granted or issued by the FCC or any applicable PUC and held by Borrower or

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any of its Restricted Subsidiaries, all of which are listed as of the Closing
Date on Schedule 10.1(A).

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

         "Loan" or "Loans" means an advance or advances under the Revolving Loan Commitment, the Term Loan A Commitment, the Term Loan B Commitment and, if and when applicable, the Incremental Term Loan Commitment.

         "Loan Commitment" and "Loan Commitments" mean, individually, each of the Revolving Loan Commitment, the Term Loan A Commitment, the Term Loan B Commitment and, if and when applicable, the Incremental Term Loan Commitment and collectively, the Revolving Loan Commitment, the Term Loan A Commitment, the Term Loan B Commitment and, if and when applicable, the Incremental Term Loan Commitment as each such commitment is reduced from time to time as provided in this Agreement.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Sprint Consent and Agreement and all other instruments, documents and agreements executed by or on behalf of Borrower and delivered concurrently herewith or at any time hereafter to or for the benefit of Administrative Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

         "Management Equity Interests" means all options, warrants and other rights to acquire capital stock or other ownership interests in Borrower, and all capital stock and other ownership interests in Borrower issued on account thereof or upon the exercise thereof, that were issued and are held by any member of Borrower's or any of its Subsidiaries' management pursuant to any management equity subscription agreement or stock option agreement in effect on the date of the Subordinated Note Indenture.

         "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower, any of its Restricted Subsidiaries or Vendor Guarantor or (ii) the impairment of the ability of Borrower, any of its Restricted Subsidiaries or Vendor Guarantor to perform its obligations under any Loan Document to which it is a party or of Administrative Agent or any Lender to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event could reasonably be expected to have a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to have a Material Adverse Effect.

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         "Material Contracts" means (a) any contract or any other agreement, written or oral, of Borrower or any of its Restricted Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $500,000 per annum and (b) any other contract or agreement, written or oral, of Borrower or any of its Restricted Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect; provided, however, that any contract or agreement which is terminable by a party other than Borrower or any of its Restricted Subsidiaries without cause upon notice of ninety (90) days or less shall not be considered a Material Contract.

         "Mortgages" means, collectively, the Mortgages, each dated as of October 1, 1999 or as of even date herewith, in form and content approved by Agents, executed by LA Unwired, Unwired Telecom and Texas Unwired in favor of Administrative Agent, for the benefit of itself and Lenders, encumbering all interests now owned or hereafter owned and leased by LA Unwired, Unwired Telecom and Texas Unwired in real property situated in the States of Louisiana, Texas, Arkansas, Oklahoma, Alabama, Mississippi, Florida and Tennessee, as amended and supplemented from time to time.

         "Negative Pledge Agreement" means the negative pledge agreement, dated as of the October 1, 1999, executed by William L. Henning, Sr., William L. Henning, Jr., Thomas G. Henning and John A. Henning in favor of Administrative Agent, for the benefit of itself and Lenders, in form and content approved by Agents, pursuant to which such persons have agreed, as security for the Obligations, not to create any pledges or liens on, or security interests in, or to otherwise encumber, their respective equity interests in Borrower, except for liens, pledges, security interests or encumbrances in favor of the Administrative Agent, for the benefit of itself and Lenders, as such agreement may be amended or supplemented from time to time.

         "Net Proceeds" means cash proceeds received by Borrower or any of its Restricted Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer) and (ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

         "Note" or "Notes" means one or more of the Revolving Notes, the Term Loan A Notes, the Term Loan B Notes and, if and when applicable, the Incremental Term Loan Notes.

         "Obligations" means (i) all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Administrative Agent or any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower, any of its Restricted Subsidiaries or Vendor Guarantor and
(ii) all net liabilities and obligations, wherever arising, owing from Borrower to any Lender or any Affiliate of any Lender, arising under any Hedging Agreement entered into by Borrower with a Lender or an

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Affiliate of a Lender and relating to fixing or limiting interest rate obligations of Borrower under this Credit Agreement.

         "Omnibus Agreement" means that certain Omnibus Agreement, dated as of September 7, 1999, among Borrower, EATELCORP, Inc., Fort Bend Telephone Company, XIT Leasing, Inc., Wireless Management Corporation, Meretel Communications Limited Partnership and Meretel Wireless, Inc., relating to the formation of Texas Unwired.

         "Operating Cash Flow" means the sum of (i) pre-tax income or deficit, as the case may be (excluding extraordinary gains and losses, the write up or down of any asset and interest income), (ii) total interest expense (including non-cash interest), (iii) depreciation and amortization expense and (iv) taxes, federal or state, imposed upon income, to the extent deducted in determining pre-tax income. For any period of calculation, Operating Cash Flow shall be adjusted to give effect to any acquisition, sale or other disposition of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

         "Original Closing Date" means October 28, 1999.

         "PCS Companies" means LA Unwired, Texas Unwired and, if the GA PCS Acquisition is consummated, GA PCS.

         "PCS System" means any broadband personal communications services telecommunications system operating on radio spectrum at 1900 MHZ or a License to operate such a system.

         "PCS" means personal communications services operations on radio spectrum at 1900 MHZ.

         "Permitted Encumbrances" means the following:

                           (i)      Liens for taxes, assessments or other
governmental charges not yet due and payable unless the same are being diligently contested in good faith and by appropriate proceedings and then only if and to the extent that adequate reserves therefor are maintained in accordance with GAAP;

                           (ii)     statutory Liens of landlords, carriers,
warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor and the aggregate amount of liabilities secured by such Liens is less than $100,000;

                           (iii)    Liens incurred or deposits made in the
ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security (other than any Lien imposed by the Employee Retirement Income Security Act of 1974

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or any rule or regulation promulgated thereunder), or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (iv)     deposits, in an aggregate amount not to
exceed $100,000, made in the ordinary course of business to secure liability to insurance carriers;

                           (v)      any attachment or judgment Lien not
constituting an Event of Default under Subsection 6.1(I);

                           (vi)     easements, rights of way, restrictions and
other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

                           (vii)    Liens in favor of Administrative Agent, for
the benefit of Administrative Agent and Lenders;

                           (viii)   Liens in favor of CoBank as set forth in
Subsection 2.7;

                           (ix)     Liens in favor of the FCC in connection with
the indebtedness permitted pursuant to Subsection 3.1(C)(3) to the extent such Liens attach only to the Licenses purchased with such Indebtedness;

                           (x)      Liens granted in connection with the
Indebtedness permitted pursuant to Subsection 3.1(C)(2) to the extent such Liens attach only to the building constructed or acquired with such Indebtedness and associated interests in real estate, including assignments of or security interests in tenant leases, certain related contractual rights and certificate of deposit with a value not to exceed $100,000; and

                           (xi)     Liens in favor of SBA and Pinnacle in
connection with the Indebtedness permitted by Subsection 3.1(C)(4) and (5), respectively, provided that such Liens do not encumber any property other than the items leased pursuant to such Indebtedness and such liens do not secure any amounts other than amounts necessary to lease such items.

         "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

         "Pledge Agreements" means, collectively, the Borrower Pledge Agreements and the LA Unwired Pledge Agreement and, if the GA PCS Acquisition is consummated, the GA PCS Pledge Agreement.

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         "POP" means the total number of population equivalents covered by
Borrower's or the Restricted Subsidiary's PCS BTAs (including those BTA's served pursuant to the Sprint Agreements).

         "Preferred Stock" means not less than $50,000,000 and not more than $55,000,000 of Senior Redeemable Convertible Preferred Stock, Series A, to be issued by Borrower pursuant to the Preferred Stock Documents and, except for purposes of Subsections 6.1(v) and 7.1(F)(6), the $5,000,000 of Senior Redeemable Convertible Preferred Stock, Series B.

         "Preferred Stock Documents" means, collectively, the Securities Purchase Agreement between Borrower and The 1818 Fund, L.P., and the related documents executed in connection therewith, each of which shall be in substantially the forms of the October 19, 1999 drafts thereof submitted to Agents, with only such changes as shall be reasonably acceptable to the Agents, and the securities purchase or similar agreement between Borrower and the purchaser of the Senior Redeemable Convertible Preferred Stock, Series B and the related documentation executed in connection therewith, all such documentation in form and substance satisfactory to Agents.

         "Pro Forma Debt Service Coverage Ratio" means, as of the date of calculation, the ratio derived by dividing (i) Annualized Operating Cash Flow by
(ii) the sum of: (a) all principal payments scheduled to be made on Indebtedness (or scheduled reductions in commitments on lines of credit to the extent such reductions would cause the repayment of principal amounts then outstanding under such lines) during the next 12 month period plus (b) Pro Forma Interest Expense.

         "Pro Forma Interest Expense" shall mean, as of the date of calculation, the interest expense calculated to be due and payable on Indebtedness during the succeeding 12 month period in accordance with the following formula:

                           (A+B)/2 x C, whereby:

                           A  =  Indebtedness.
                           B  =  A minus all principal payments scheduled (or
                                 scheduled reductions in commitments on lines of credit to the extent such reductions would cause the repayment of principal amounts outstanding under such lines) to be made on Indebtedness during the succeeding 12 months.
                           C  =  The LIBOR plus the applicable LIBOR Margin for
                                 an Interest Period of 3 months, determined as of the date of calculation.

         "Pro Rata Share" means (i) with respect to matters relating to a particular Loan Commitment, the percentage obtained by dividing (a) the commitment of a Lender under such Loan Commitment as set forth on Schedule 10.1(C) by (b) all commitments of all Lenders under such Loan Commitment and
(ii) with respect to all other matters, including, without limitation,

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for purposes of the definition of "Requisite Lenders," the percentage obtained by dividing (a) the aggregate Total Lender Loan Commitments of a Lender by (b) the aggregate Total Lender Loan Commitments of all Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to Subsection 8.1; provided, however, if any Loan Commitment is terminated pursuant to the terms hereof, in lieu of commitments, the calculation of clauses (i) and (ii) above, as they relate to or include such Loan Commitment, shall be based on the aggregate amount of such Lender's outstanding Loans related to such Loan Commitment and the aggregate amount of all outstanding Loans related to such Loan Commitment.

         "Projections" means, for Borrower and each of its Restricted Subsidiaries, forecasted; (i) balance sheets; (ii) profit and loss statements; and (iii) cash flow statements, all prepared on a consistent basis with Borrower's or such Restricted Subsidiary's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions. The Projections represent and will represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the most probable course of its business.

         "PUC" means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Wireless System or long distance telecommunications systems or over Persons who own, construct or operate a Wireless System or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

         "Realty" shall mean all realty and interests in realty now or hereafter acquired or leased by Borrower or any Subsidiary Guarantor.

         "Registration Rights Agreement" means the A/B Exchange Registration Rights Agreement relating to the Subordinated Notes among Borrower, the Unrestricted Subsidiaries and Donaldson Lufkin & Jenrette Securities Corporation, which shall be in substantially the form of the October 19, 1999 draft thereof submitted to Agents, with only such changes as shall be reasonably acceptable to Agents.

         "Requisite Lenders" means at least two Lenders who have in the aggregate Pro Rata Shares greater than fifty-one percent (51.0%).

         "Restricted Junior Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any equity interest in Borrower or any of its Subsidiaries, including any membership interest and any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interest in Borrower or any of its Subsidiaries, including any membership interest and any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any

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Indebtedness subject to subordination provisions for the benefit of
Administrative Agent and Lenders; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity interest in Borrower or any of its Subsidiaries, including any membership interest and shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; provided that the term "Restricted Junior Payment" shall not include (a) conversion of the Preferred Stock in accordance with its terms, (b) adjustments to the Conversion Price (as defined in the Preferred Stock Documents) pursuant to the terms of the Preferred Stock, (c) payments of cash not to exceed, in the aggregate, $50,000, in lieu of fractional shares upon conversion of the Preferred Stock in accordance with its terms, and (d) issuance and exercise of the Warrants in accordance with the terms of the Preferred Stock Documents and the Warrants.

         "Restricted Subsidiaries" means all Subsidiaries of Borrower except any Unrestricted Subsidiary.

         "Revenues per Subscriber" means, as of any date of calculation, total revenues minus total equipment revenues, each as calculated for the then most recently completed six fiscal months, divided by the average number of Subscribers at each month-end during the most recently completed six fiscal months.

         "Revolving Facility Expiration Date" means the earlier of (i) the suspension (subject to reinstatement) of the Lenders' obligations to make Loans pursuant to Subsection 6.2, (ii) the acceleration of the Obligations pursuant to Subsection 6.3 or (iii) September 30, 2007.

         "Revolving Loan" or "Revolving Loans" means an advance or advances under the Revolving Loan Commitment.

         "Revolving Loan Commitment" means, initially, $80,000,000, as such amount is reduced from time to time as provided in this Agreement.

         "Revolving Loan Facility" means, the revolving loan credit facility extended to Borrower pursuant to Section 1.1(B).

         "Revolving Note" or "Revolving Notes" means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(A), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

         "Second Closing Date" means March 8, 2002.

         "Security Agreements" means, collectively, the Security Agreements as Amended and Restated Security Agreements, each dated as of even date herewith, in form and content approved by Agents, executed by Borrower and each Subsidiary Guarantor in favor of Administrative Agent, for the benefit of itself and Lenders, encumbering all of the personal property of Borrower and each Subsidiary Guarantor, wherever situated, as amended and supplemented from time to time.

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         "Security Documents" means, collectively, all instruments, documents and agreements executed by or on behalf of Borrower to provide collateral security with respect to the Obligations, including, without limitation, the Mortgages, the Security Agreements, the Subsidiary Guaranties, the Pledge Agreements, the Vendor Guaranty, the Collateral Contract Assignments and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

         "Security Interest" shall mean all Liens in favor of Administrative Agent, for the benefit of itself and Lenders, created hereunder or under any of the Security Documents to secure the Obligations.

         "Senior Indebtedness" means all Indebtedness of Borrower, including without limitation the Obligations, but excluding the Subordinated Notes.

         "Senior Leverage Ratio" means, for any period, the ratio determined by dividing the outstanding amount of all Senior Indebtedness by Annualized Operating Cash Flow, each as of the last day of such month.

         "Service Areas" means the PCS business trading areas (BTAs) described on Schedule 10.1(B).

         "Special Purpose Subsidiary Funding Agreement" shall mean an agreement between the GA PCS and GA PCS Leasing whereby (a) GA PCS Leasing agrees to provide to GA PCS the benefit of the use of GA PCS Leasing's assets, (b) GA PCS agrees to pay to GA PCS Leasing an amount equal to all liabilities of GA PCS Leasing less any amounts contributed by GA PCS to the equity of GA PCS Leasing to fund such liabilities, (c) GA PCS agrees to cause all contractual obligations of GA PCS Leasing to be performed and all requirements of Applicable Law of GA PCS Leasing to be complied with and (d) GA PCS and GA PCS Leasing agree, for the benefit of the Administrative Agent and Lenders, to the assignment by each of its rights thereunder to the Administrative Agent for the benefit of Lenders.

         "Sprint" means, collectively, Sprint Spectrum L.P., SprintCom, Inc. and WirelessCo, L.P.

         "Sprint Agreements" means, collectively, the two Sprint PCS Management Agreements, one dated June 8, 1998 and one dated February 8, 1999, between LA Unwired and Sprint, and any similar agreements entered into between Texas Unwired and Sprint and, if the GA PCS Acquisition is consummated, GA PCS, as heretofore amended and supplemented, and related services, trademark, service mark, and other agreements, as any such agreement may be amended or supplemented from time to time, and all other agreements entered into between or among Sprint and LA Unwired, Texas Unwired or, if the GA PCS Acquisition is consummated, GA PCS in connection therewith as they may be amended or supplemented from time to time.

         "Sprint Consent and Agreement" means that certain Amended and Restated Consent and Agreement dated as of the date hereof, among Sprint, Administrative Agent, Borrower, LA

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Unwired, Texas Unwired and, if the GA PCS Acquisition is consummated, GA PCS and
GA PCS Leasing, as any such agreement may be amended or modified.

         "Subordinated Debt Documents" means the Subordinated Note Indenture, the Subordinated Notes, the Registration Rights Agreement, and any and all other documents, instruments, certificates, opinions and proceedings related to the terms, issuance, sale or remarketing of the Subordinated Notes.

         "Subordinated Note Indenture" means Indenture among Borrower, the Restricted Subsidiaries and State Street Bank & Trust Co., as Trustee, pursuant to which the Subordinated Notes are issued, which shall be in substantially the form of the October 28, 1999 draft thereof submitted to Agents, with only such changes as shall be reasonably acceptable to Agents.

         "Subordinated Notes" means the Series A Notes and Series B Notes described in the Subordinated Note Indenture.

         "Subscribers" means subscriber units in service in Borrower's or any Restricted Subsidiary's market that (i) are active in both the switch and billing subscriber data bases of Borrower or any Restricted Subsidiary, (ii) are not suspended for any reason, (iii) do not have outstanding any amounts owed to the Borrower or such Restricted Subsidiary that have been unpaid for more than 90 days after the billing date therefor and (iv) are not demo or employee accounts.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Subsidiary Guaranties" means the continuing guaranties, in form and content approved by Agents, executed by each Subsidiary Guarantor in favor of Administrative Agent, for the benefit of itself and Lenders, as amended and supplemented from time to time.

         "Subsidiary Guarantor" means each of LA Unwired, Unwired Telecom, Texas Unwired and, if the GA PCS Acquisition is consummated, GA PCS and GA PCS Leasing.

         "Syndication Agent" means First Union Securities, Inc., formerly known as First Union Capital Markets Corp., in its capacity as Syndication Agent.

         "Term Loan A" means the advances under the Term Loan A Commitment.

         "Term Loan A Availability Expiration Date" means the earlier of (i) the day which is 364 days after the Original Closing Date; provided, however, that if such day is not a Business Day, the Term Loan A Availability Expiration Date pursuant to this clause (i) shall be the Business

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Day immediately preceding such day, (ii) the suspension (subject to reinstatement) of the Lenders' obligations to make Loans pursuant to Subsection
6.2 or (iii) the acceleration of the Obligations pursuant to Section 6.3.

         "Term Loan A Commitment" means, initially, $50,000,000, as such amount is reduced from time to time as provided in this Agreement.

         "Term Loan A Facility" means the term loan credit facility extended to Borrower pursuant to Section 1.1(A).

         "Term Loan A Note" or "Term Loan A Notes" means one or more Notes of Borrower substantially in the form of Exhibit 10.1(B), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

         "Term Loan B" means the advance under the Term Loan B Commitment.

         "Term Loan B Commitment" means, initially, $40,000,000, as such amount is reduced from time to time as provided in this Agreement.

         "Term Loan B Facility" means the term loan credit facility extended to Borrower pursuant to Subsection 1.1(C).

         "Term Loan B Maturity Date" means the earlier of (i) the acceleration of the Obligations pursuant to Subsection 6.3 or (ii) March 31, 2008.

         "Term Loan B Note" or "Term Loan B Notes" means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(C), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

         "Texas Unwired" means Texas Unwired, a Louisiana general partnership, its successors and assigns.

         "Total Lender Loan Commitment" means the aggregate commitments of any Lender with respect to the Revolving Loan Commitment, the Term Loan A Commitment, the Term Loan B Commitment and, if and when applicable, the Incremental Term Loan Commitment.

         "Total Leverage Ratio" means, for any period, the ratio derived by dividing all Indebtedness by Annualized Operating Cash Flow, each as of the last day of such month.

         "Total Vendor Purchases" means, at the time of any requested advance, the aggregate purchase price of all equipment and services purchased by Borrower or any Restricted Subsidiary from Vendor through and including the date of such advance, including any equipment or services to be paid with the proceeds of such advance.

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         "Unrestricted Subsidiaries" means IWO and Independent Wireless One
Corp. and their Subsidiaries, successors and assigns.

         "Unwired Telecom" means Unwired Telecom Corp. (formerly known as US Unwired Inc.), a Louisiana corporation, and its successors and assigns.

         "Vendor" and "Vendor Guarantor" means Lucent Technologies, Inc.

         "Vendor Guaranty" means the continuing guaranty, in form and content approved by Agents, executed by Vendor in favor of Administrative Agent, for the benefit of itself and Lenders, as amended and supplemented from time to time.

         "Warrants" means the Warrants to be issued by the Borrower pursuant to the Preferred Stock Documents.

         "Wireless System" means a cellular mobile radio telephone system, or a PCS System, and shall include a microwave system or a paging system operated in connection with (and in the same general service area as) any of the foregoing systems.

         10.2 Other Definitional Provisions. References to "Sections," "Subsections," "Exhibits" and "Schedules" shall be to Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

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